Exhibit 10.1


                          AGREEMENT AND PLAN OF MERGER

            AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated May 25, 2004, among Internet Commerce Corporation, a Delaware corporation ("ICC"), a party to this Agreement but not a constituent corporation in the Merger (as hereinafter defined), ICC Acquisition Corporation, Inc., a Georgia corporation ("Buyer"), all of whose capital stock is owned directly by ICC, Electronic Commerce Systems, Inc., a Georgia corporation ("Company"), and the Company Shareholders listed on the signature pages hereto (such Persons being herein referred to individually as a "Majority Shareholder" and collectively as "Majority Shareholders").

            WHEREAS, the Boards of Directors of ICC, Buyer and Company, deeming it advisable and for the respective benefit of Buyer and Company, and their respective shareholders, have approved the merger of Buyer with and into Company on the terms and conditions hereinafter set forth, have adopted this Agreement and authorized the transactions contemplated hereby; and

            WHEREAS, the Board of Directors of Company has unanimously determined to recommend to all Company Shareholders that this Agreement be approved;

            WHEREAS, ICC, Buyer, Company and Majority Shareholders desire to make certain representations, warranties and agreements in connection with, and establish various conditions precedent to, the Merger; and

            WHEREAS, certain capitalized terms used in this Agreement are defined in Section 11;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.     The Merger; Exchange of Company Debt to Shareholders; Closing

       1.1 The Merger.

           (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Business Corporation Code of the State of Georgia (the "Merger Statute"), Buyer shall be merged with and into Company at the Effective Time (the "Merger"). Following the Merger, the separate corporate existence of Buyer shall cease and Company shall continue as the surviving corporation ("Surviving Corporation") under the name "Electronic Commerce Systems, Inc.".

           (b) Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 9, and subject to the satisfaction or waiver of the conditions set forth in Sections 7 and 8, the consummation of the Merger and the Debt Exchange will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Sections 7 and

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8 at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New
York, New York (the "Closing"), unless another date, time or place is agreed to in writing by the parties hereto.

       1.2 Effective Time. As soon as practicable following the Closing, the parties shall (a) file or caused to be filed articles of merger (the "Articles of Merger") in such form as is required by and executed in accordance with the relevant provisions of the Merger Statute, and (b) make all other filings or recordings as are required under the Merger Statute. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Secretary of State of the State of Georgia or at such subsequent time as Company and ICC shall agree and be specified in the Articles of Merger (the date and time the Merger becomes effective being the "Effective Time").

       1.3 Effects of the Merger. At and after the Effective Time, the Merger will have the effects set forth in the Merger Statute. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time Buyer shall merge with and into Company and Company shall continue as Surviving Corporation. As a result of the Merger, the separate existence of Company and Buyer shall cease. Title to all real estate and other property owned by, any every contract right possessed by, Company and Buyer shall be vested in Surviving Corporation without reversion or impairment, without further act or deed, and without any conveyances, transfer, or assignment being made; Surviving Corporation shall have all liabilities of Company and Buyer; and a proceeding pending against Company or Buyer may be continued as if the Merger did not occur or Surviving Corporation may be substituted in the proceeding for Company or Buyer, as the case may be.

       1.4 Articles of Incorporation. At the Effective Time, the articles of incorporation of Surviving Corporation shall be amended in accordance with the Merger Statute such that the articles of incorporation of Surviving Corporation shall consist of the provisions of the articles of incorporation of Buyer, until thereafter changed or amended as provided therein or by applicable law, except that Article I of the articles of incorporation of Surviving Corporation shall be amended to read in its entirety as follows: "The name of this Corporation is Electronic Commerce Systems, Inc."

       1.5 By-Laws. The by-laws of Buyer as in effect at the Effective Time shall be the by-laws of Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

       1.6 Directors and Officers of Surviving Corporation. The officers of Company immediately prior to the Effective Time shall be the initial officers of Surviving Corporation, in each case until the earliest of their resignation or removal from office or their otherwise ceasing to be officers or until their respective successors are duly elected and qualified. The directors of Buyer immediately prior to the Effective Time shall be the initial directors of Surviving Corporation until the earlier of their resignation or removal or otherwise ceasing to be directors or until their respective successors are duly elected and qualified.


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       1.7 Conversion or Cancellation of Capital Stock of Company and Buyer. At
the Effective Time of the Merger, by virtue of the Merger and without any action on the part of any holder thereof:

           (a) Subject to the provisions of Section 1.8, the shares held by each holder of shares of Company Common Stock outstanding immediately prior to the Effective Time shall be automatically converted into an aggregate number of shares of ICC Common Stock equal to the ICC Common Stock Equity Number multiplied by a fraction, the numerator of which shall be the number of shares of outstanding Company Common Stock held by such holder immediately prior to the Effective Time and the denominator of which shall be equal to the Fully Diluted Number of Shares; provided, however, that if the number of shares of ICC Common Stock to which any such holder is entitled includes a fractional share, such number of shares shall be rounded up to the next higher whole number of shares.

           (b) Each authorized but unissued share of Company Common Stock and Company Preferred Stock shall cease to exist.

           (c) Each share of Buyer's Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one share of Common Stock, par value $.01 per share, of Surviving Corporation.

       1.8 Dissenters. Shares of Company Common Stock owned by a holder (each a "Dissenting Shareholder" and, collectively, the "Dissenting Shareholders") who
(a) shall not have voted in favor of the Merger and (b) shall have given to Company, and Company shall have actually received, before Company Shareholders Meeting, written notice of such holder's intent to demand payment for such holder's shares if the Merger is effectuated, in the manner provided in Sections 14-2-1320 through 14-2-1323 of the Merger Statute, shall not be cancelled, extinguished and converted as provided in Section 1.7(a), but the holder of such shares shall be entitled to receive such consideration as shall be provided in
Section 14-2-1330 of the Merger Statute. To the extent Company or any Majority Shareholder knows the identity of any Dissenting Shareholder at the Closing, Company shall notify ICC and Buyer in writing of the details of the Dissenting Shareholders and the number of shares of Company Common Stock that they own. Company shall not enter into any agreement or settlement with any Dissenting Shareholder without the prior written consent of ICC.

       1.9 Issuance of Merger Consideration.

           (a) Subject to the provisions of Sections 1.7 and 1.8, at or as soon as reasonably practicable after the Effective Time, ICC shall issue and deliver, upon surrender by a Company Shareholder of one or more certificates ("Old Certificates") representing Company Common Stock for cancellation, to a holder that surrenders Old Certificates representing Company Common Stock one or more certificates ("New Certificates"), registered in the name of such holder, for a number of shares of ICC Common Stock equal to the number of shares of ICC Common Stock into which the number of shares of Company Common Stock represented by the Old Certificates has been converted pursuant to the provisions of Section 1.7(a). If more than one stock certificate representing Company Capital Stock shall be surrendered for the account of the same holder, the number of whole shares of ICC Common Stock for which such

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certificates shall be exchanged pursuant to this Section 1.9 shall be computed on the basis of the aggregate number of shares of Company Common Stock evidenced by all of such certificates.

           (b) No dividends or other distributions declared on shares of ICC Common Stock that are to be represented by New Certificates shall be paid to any Person otherwise entitled to receive the same until Old Certificates have been surrendered in exchange for such New Certificates in the manner herein provided, and upon such surrender such dividends or other distributions shall be paid to such Persons in accordance with their terms. In no event shall the Persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

           (c) ICC shall pay any transfer taxes in connection with the exchange of Old Certificates for New Certificates, except that if any New Certificate is to be issued in a name other than that in which the Old Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person requesting such exchange shall pay to ICC any transfer or other taxes required by reason of the issuance of the New Certificate in a name other than the registered holder of such Old Certificate, or shall establish to the satisfaction of ICC that such tax has been paid or is not applicable.

       1.10 Stock Transfer Books. At the close of business on the day prior to the Effective Time, the stock transfer books of Company shall be closed and no transfer of Company Common Stock shall thereafter be made on such stock transfer books.

       1.11 Tax-Free Reorganization. The parties intend that the Merger qualify as a tax-free reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

       1.12 Debt Exchange. At the Closing, but effective at the Effective Time,
(a) each Majority Shareholder that owns Company Debt to Shareholders shall exchange, assign, convey, transfer and deliver to ICC, free and clear of all Encumbrances, the amount of Company Debt to Shareholders held by it on the Closing Date, (b) ICC shall, in exchange therefor, issue and deliver to such Majority Shareholder one or more certificates registered in the name of such Majority Shareholders representing a number of ICC Shares equal to the ICC Common Stock Debt Number multiplied by a fraction, the numerator of which is the Company Debt to Shareholders held by such Majority Shareholder at the close of business on the third Business Day prior to the Closing Date and the denominator of which is the total amount of Company Debt to Shareholders outstanding at the close of business on the third Business Day prior to the Closing Date, and (c) each such Majority Shareholder shall execute and deliver to Company an instrument in form and substance satisfactory to ICC pursuant to which such Majority Shareholder acknowledges and agrees to the full and complete satisfaction and discharge of all Liabilities that Company owes to such Majority Shareholder. In the event that a Majority Shareholder is entitled to a fractional share of ICC Common Stock pursuant to clause (b) of this Section 1.12, such fraction shall be rounded up to the next higher whole number of shares.


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2.    Representations and Warranties Concerning Majority Shareholders.

      Each Majority Shareholder severally and not jointly represents and warrants to ICC and Buyer as to itself as follows:

       2.1 Authority; No Conflict.

           (a) Such Majority Shareholder has the right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement, and this Agreement has been duly authorized and approved, executed and delivered by such Majority Shareholder and constitutes a legal, valid and binding obligation of such Majority Shareholder, enforceable against such Majority Shareholder in accordance with its terms.

           (b) Neither the execution and delivery of this Agreement by such Majority Shareholder, the performance by such Majority Shareholder of any of its obligations under this Agreement nor the consummation of the Merger or the other transactions contemplated by this Agreement will, directly or indirectly (with or without notice or lapse of time or both), contravene, conflict with or result in a violation or breach of or a default under any legal requirement, any order of any Governmental Authority or any Contract by which such Majority Shareholder may be bound or to which its properties or assets may be subject.

       2.2 Ownership of Shares and Debt. Such Majority Shareholder owns, beneficially and of record, and has good, valid and marketable title to, and the right to transfer to ICC or Buyer, as the case may be, (a) that number of shares of Company Common Stock set forth opposite its name in Section 3.3 of the Disclosure Schedule, and (b) the amount of Company Debt to Shareholders set forth opposite its name in Section 3.5(d) of the Disclosure Schedule, in each case free and clear of any and all Encumbrances. Except as described on Schedule 2.2, there are no voting trusts, shareholder agreements or any other Contract to which such Majority Shareholder is a party with respect to the transfer, voting or registration of Company Common Stock.

       2.3 Legal Proceedings. There is no pending Proceeding against such Majority Shareholder that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, the Merger or any of the other transactions contemplated hereby and, to the knowledge of such Majority Shareholder, no such Proceeding has been threatened and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

       2.4 Investment Representations.

           (a) Such Majority Shareholder is an accredited investor as that term is defined in Rule 501 under the Securities Act, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the ICC Common Stock. Such Majority Shareholder has no need for liquidity with respect to the ICC Shares to be issued to it, is able to hold such ICC Shares indefinitely and can afford to lose its entire investment in such ICC Shares.

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

           (b) The ICC Shares are being acquired by such Majority Shareholder for its own account, and not for any other Person, for investment only and with no intention of reselling, assigning, transferring or otherwise disposing of or distributing (collectively, "Transfer") such ICC Shares or any part thereof or interest therein. Such Majority Shareholder will not Transfer any of such ICC Shares, or any part thereof or interest therein, in a transaction that would violate the registration requirements of the Securities Act or the securities laws of any state, without prejudice, however, to the rights of such Majority Shareholder to Transfer all or any part of such ICC Shares under an effective registration statement or applicable exemption from registration under the Securities Act and any applicable state securities law. Such Majority Shareholder has no contract, undertaking, agreement or arrangement with any Person to Transfer the ICC Shares, or any part thereof or interest therein, and such Majority Shareholder has no present plans to enter into any such contract, undertaking, agreement or arrangement.

           (c) Such Majority Shareholder has read this Agreement and all other documents provided by ICC in connection herewith, including the ICC SEC Reports, and fully understands the terms and conditions under which the ICC Shares are being issued to it pursuant hereto. ICC and Buyer have made available to such Majority Shareholder the opportunity to ask questions of and receive answers from ICC or Buyer concerning ICC and the terms and conditions under which ICC Shares will be issued to it and to obtain any additional information which ICC or Buyer possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished in connection with this Agreement or in response to any request for information. Such Majority Shareholder is satisfied with such answers and information.

           (d) Such Majority Shareholder agrees that, so long as required by law, certificates evidencing the ICC Shares and any securities issued in exchange for or in respect thereof shall bear a legend to the following effect:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS."

       2.5 Residence. Such Majority Shareholder is a resident of the State or other jurisdiction set forth opposite its name on Schedule 2.5.

       2.6 Investor Representative. The Investor Representative satisfies the conditions and has the requisite qualifications to act as a "purchaser representative" for the Company Shareholders within the meaning of Rule 501, and has agreed to act in such capacity.


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3.    Representations and Warranties Concerning Company

      Majority Shareholders, to their knowledge, severally, and Company hereby represent and warrants to ICC and Buyer as follows:

       3.1 Organization and Good Standing.

           (a) Section 3.1(a) of the Disclosure Schedule contains a correct and complete list for Company of its name, its jurisdiction of incorporation and the other jurisdictions in which it is authorized to do business. Company is a corporation duly organized, validly existing and in good standing under the laws of Georgia, with the corporate power and authority to conduct its business as it has been conducted and to own, lease, operate and use the properties and assets that it does or purports to own, lease, operate or use. Company is not required to be qualified to do business as a foreign corporation in any other jurisdiction.

           (b) Company has delivered to ICC correct and complete copies of the Organizational Documents of Company.

       3.2 Authority; No Conflict.

           (a) Company has the corporate power and authority to execute and deliver this Agreement, to consummate the Merger and to perform its other obligations under this Agreement. This Agreement has been duly authorized, approved and adopted by the unanimous vote of the Board of Directors of Company, duly executed and delivered by Company and constitutes the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, subject to approval of this Agreement by Company Shareholders. The Board of Directors of Company has unanimously recommended to the Company Shareholders that they approve this Agreement.

           (b) Except as set forth in Section 3.2(b) of the Disclosure Schedule, neither the execution and delivery of this Agreement by Company, the performance by Company of any of its obligations under this Agreement nor the consummation of the Merger or the other transactions contemplated by this Agreement will, directly or indirectly (with or without notice or lapse of time or both):

               (i) contravene, conflict with or result in a violation or breach of (A) any provision of the Organizational Documents of Company, (B) any resolution adopted by the board of directors (or any committee thereof) or the shareholders of Company, (C) any legal requirement or any order of any Governmental Authority by which Company may be bound or to which any of its properties or assets may be subject, or (D) any Governmental Permit held by Company;

               (ii) result in a breach of or constitute a default, give rise to a right of termination, cancellation or acceleration, create any entitlement in any third party to any payment or benefit (other than rights of Dissenting Shareholders), result in a loss of any benefit to Company, or require the consent, approval or authorization of or any notice to or filing with any Person, under any Contract by which Company may be bound or to which any of its properties or assets may be subject, or require the consent, approval or authorization of or any

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notice to or filing with any Governmental Authority to which Company or any of its properties or assets is subject (other than the filing of the Articles of Merger); or

               (iii) result in the imposition or creation of any Encumbrance upon or with respect to any of the properties or assets owned, leased, operated or used by Company, except, with respect to clause (i)(C) or (D), (ii) or (iii) of this Section 3.2(b), where any such contravention, conflict, violation, breach, default, termination right, cancellation or acceleration right, entitlement, loss of benefit or Encumbrance could not reasonably be expected to have a Material Adverse Effect on Company or will not adversely affect the ability of Company to consummate the Merger or the other transactions contemplated hereby.

           (c) The only vote required by Company Shareholders to approve this Agreement is the affirmative vote of a majority of the outstanding shares of Company Common Stock.

       3.3 Capitalization. The authorized equity securities of Company consist only of 25,000,000 shares of Company Common Stock, of which 20,916,564 shares are issued and outstanding, and 5,000,000 shares of Company Preferred Stock, of which no shares are, or have ever been, issued or outstanding. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Section 3.3 of the Disclosure Schedule sets forth a correct and complete list of the name and address of and number of shares of Company Common Stock held by each Company Shareholder. To the knowledge of Company and Majority Shareholders, each Company Shareholder who is an "accredited" investor within the meaning of Rule 501 is listed in Section
3.3 of the Disclosure Schedule. Except as listed and described in Section 3.3 of the Disclosure Schedule, there are no issued or outstanding shares of Company Common Stock and no outstanding or unexercised warrants, options, agreements or understandings, convertible securities or other commitments (contingent or otherwise) pursuant to which Company is or may become obligated to issue any shares of its capital stock or other securities of Company or any securities with profit participation features or any stock appreciation rights or phantom stock plans. Except as listed and described in Section 3.3 of the Disclosure Schedule, there are no voting trusts or other agreements or understandings to which Company is a party with respect to the transfer, voting or registration of the capital stock of Company, nor are there any Contracts relating to the issuance, sale or transfer of any equity securities or other securities of Company and no Person has any preemptive rights with respect to any security of Company. None of the outstanding equity securities or other securities of Company was issued in violation of the Securities Act or any other legal requirement. Company does not have any Subsidiaries or own or have any Contract to acquire any equity securities or other securities of any Person or any, direct or indirect, equity or ownership interest in any other business. Company is not a general partner of any partnership and has not entered into a joint venture with any other Person, other than customary re-seller and similar marketing arrangements.

       3.4 Books and Records. The books of account and other records of Company, all of which have been made available to ICC, are, in all material respects, correct and complete. Except as disclosed in Section 3.4 of the Disclosure Schedule, the minute books of Company contain correct and complete records of all corporate action taken by the shareholders, the Board of Directors and committees of the Board of Directors of Company. The stock book of

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Company is correct and complete and is the only record of the ownership of the capital stock of Company. At the Closing, all of such books and records will be in the possession of Company.

       3.5 Financial Statements.

           (a) For purposes of this Agreement, "Financial Statements" shall mean the unaudited balance sheets of Company as of December 31, 2002 and December 31, 2003, and the related unaudited consolidated income statements for the two years then ended. Company has delivered to ICC correct and complete copies of the Financial Statements.

           (b) The Financial Statements (i) have been prepared from the books and records of Company in accordance with GAAP, except for such variations from GAAP that are described in Section 3.5(b) of the Disclosure Schedule, (ii) reflect all Liabilities of Company required to be reflected therein on such basis as at the respective dates thereof, and (iii) fairly present in all material respects the financial position of Company as of the respective dates of the balance sheets included in the Financial Statements and the consolidated results of its operations for each of the periods then ended.

           (c) There has been no material adverse change since December 31, 2003 (the "Balance Sheet Date") in the amount or delinquency of accounts payable of Company (either individually or in the aggregate) or in the aggregate Liabilities of Company.

           (d) Section 3.5(d) of the Disclosure Schedule sets forth, with respect to each Majority Shareholder, the amount and a description of all loans (including the principal amount thereof and all accrued and unpaid interest thereon) by such Majority Shareholder to Company (the "Company Debt to Shareholders"). At the Closing, Majority Shareholders shall deliver to ICC and Buyer a certificate that correctly and completely updates the amount of the Company Debt to Shareholders owed to each Majority Shareholder at the close of business on the third Business Day prior to the Closing Date. Except for the Company Debt to Shareholders, Company does not have any indebtedness for borrowed money.

       3.6 No Undisclosed Liabilities. Company has no Liabilities except for Liabilities reflected or reserved against in the Financial Statements and current Liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, which current Liabilities are consistent with the representations and warranties contained in this Agreement and will not, individually or in the aggregate, have a Material Adverse Effect on Company. Company is not a party to any capital lease, sale/leaseback transaction, guaranty, "take-or-pay" or "keep-well" arrangement or other financing arrangement, except for the Company Debt to Shareholders set forth in
Section 3.5(d) of the Disclosure Schedule.

       3.7 No Material Adverse Change. Since the Balance Sheet Date, there has not been any material adverse change in the business, operations, properties, assets, liabilities, results of operations or condition (financial or otherwise) or prospects (a "Material Adverse Effect") of Company, and no event has occurred or circumstance exists that could reasonably be expected to result in a Material Adverse Effect on Company.

       3.8 Taxes. Company has (a) properly and timely filed all federal, state, local and foreign tax returns, declarations of estimated tax, tax reports, information returns, amended

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returns and statements (collectively, the "Returns") required to be filed by
Company for periods beginning on or after January 1, 2000 relating to any Taxes (as defined below) with respect to any income, properties or operations of Company; (b) as of the time of filing, the Returns were complete and correct in all material respects and Company has timely paid, collected or withheld, or caused to be paid, collected or withheld, all material amounts of Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Financial Statements have been established; (c) since January 1, 2000, not been delinquent in the payment of any Taxes and all prior delinquencies have been paid in full, nor has Company requested any extension of time within which to file any Return, which Return has not since been filed; (d) no pending tax audits of any Returns of Company; (e) no Tax liens that have been filed and no deficiency or addition to Taxes, interest or penalties for any Taxes with respect to any income, properties or operations of Company that have been proposed, asserted or assessed in writing against Company; (f) not been granted any extension of the statute of limitations applicable to any Return or other Tax claim with respect to any income, properties or operations of Company;
(g) not, during the five-year period preceding the date hereof, been a personal holding company within the meaning of Section 542 of the Code (or any corresponding provision of state, local or foreign law); (h) not made any election under Section 341(f) of the Code (or any corresponding provisions of state, local or foreign law); (i) not been and is not liable for the Taxes of any other Person, nor is Company currently under any contractual obligation to indemnify any Person with respect to Taxes, nor is Company party to any tax sharing agreement or any other agreement providing for payments by Company with respect to Taxes of any other Person; (j) not agreed, nor is Company required, as a result of a change in method of accounting or otherwise, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign law) in taxable income; and (k) not elected S Corporation status within the meaning of Section 1361(a)(1) of the Code (or any corresponding provision of state, local or foreign law). As used in this Agreement, the term "Tax" shall mean any of the Taxes and the term "Taxes" shall mean, with respect to any Person, (i) all income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) on such Person and
(ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another Person or a member of an affiliated or combined group.

       3.9 Accounts Receivable. All accounts receivable of Company that are reflected on the Financial Statements, and all receivables arising after the Balance Sheet Date and prior to the Closing Date (collectively, the "Accounts Receivable"), represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. To the knowledge of Company or any of Majority Shareholders, all of the Accounts Receivable are or will be collectible at the full recorded amount thereof, less any applicable reserves established in accordance with GAAP, in the ordinary course of business without resort to litigation.

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       3.10 Title to Properties; Encumbrances. Section 3.10 of the Disclosure
Schedule contains a correct and complete list of all real property, leaseholds or other interests in real property owned or held by Company. Company has good title to or a valid and enforceable leasehold, license or other interest in all of the properties and assets, real, personal and mixed, tangible and intangible, it owns, leases, licenses or uses in its business, including those reflected on its books and records and in the Financial Statements (except for Accounts Receivable collected and materials and supplies disposed of in the ordinary course of business consistent with past practice after the Balance Sheet Date). All material properties and assets owned, leased or used by Company are free and clear of all Encumbrances, except for (a) liens for current taxes not yet due,
(b) workman's, common carrier and other similar liens arising in the ordinary course of business, none of which materially detracts from the value or impairs the use of the property or asset subject thereto, or impairs the operations of Company, (c) Encumbrances disclosed in the Financial Statements and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of Company and (ii) zoning laws and other land use restrictions that do not impair the present use of the property subject thereto. Since January 1, 2000, Company has not acquired any of its business, operations or assets by way of a merger, consolidation, share exchange, purchase of all or substantially all of the assets of another Person or other business combination.

       3.11 Condition and Sufficiency of Assets. The Facilities and other property and assets owned, leased or used by Company are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put. None of such Facilities or other property or assets owned, leased or used by Company is in need of maintenance or repair, except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Facilities and other property and assets owned, leased or used by Company are sufficient for the continued conduct of its business after the Effective Time in substantially the same manner as conducted prior to the Effective Time.

       3.12 Compliance With Laws; Governmental Authorizations.

           (a) Company is and has been in compliance in all material respects with all federal, state and local laws, regulations, licenses, orders, ordinances, judgments and decrees affecting the properties and assets owned, leased or used by Company and the business or operations of Company. Company has not been charged with violating, or, to the knowledge of Company or any of Majority Shareholders, threatened with a charge of violating, nor, to the knowledge of Company or any of Majority Shareholders, is Company under investigation with respect to a possible violation of, any provision of any federal, state or local law, regulation, license, order, ordinance, judgment or decree relating to any of its properties or assets or any aspect of its business or operations.

           (b) Section 3.12 of the Disclosure Schedule contains a correct and complete list of each material Governmental Permit that is held by Company or that otherwise relates to the business or operations of, or to any of the properties or assets owned, leased or used by, Company. Each Governmental Permit listed in Section 3.12 of the Disclosure Schedule is valid and in full force and effect.

       3.13 Legal Proceedings. There is no pending claim, action, investigation, arbitration, litigation or other proceeding ("Proceeding"):

           (a) that has been commenced by or against Company or that otherwise relates to or may affect the business of, or any of the properties or assets owned, leased or used by, Company; or

           (b) that challenges, or that is reasonably likely to have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby.

To the knowledge of Company or any of Majority Shareholders, no such Proceeding has been threatened.

       3.14 Absence of Certain Changes and Events. Except as set forth in
Section 3.14 of the Disclosure Schedule, since the Balance Sheet Date, Company has conducted its business only in the ordinary course, consistent with past practice, and Company has not:

           (a) declared or paid any dividend or other distribution in respect of shares, or redeemed or otherwise repurchased any shares, of the capital stock of Company or repaid any loans to Company Shareholders, except for monthly payments with respect to Company Debt to Shareholders that do not exceed $20,000 per month;

           (b) issued or sold or authorized for issuance or sale, or granted any Options with respect to, any shares of its capital stock or any other type of its securities, or made any change in its outstanding shares of capital stock or other ownership interests or its capitalization, whether by way of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise, except for the issuance of 120,000 shares of Company Common Stock to directors of Company in lieu of cash directors' fees;

           (c) paid or increased any bonuses, salaries or other compensation to any shareholder, director, officer, consultant or (except in the ordinary course of business consistent with past practice) employee or entered into any employment, severance, "golden parachute" or similar Contract with any director, officer or employee;

           (d) adopted any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any employee;

           (e) suffered any damage to or destruction or loss of any property or asset, whether or not covered by insurance, which could reasonably be expected to have a Material Adverse Effect on Company;

           (f) terminated or received notice of termination of any Contract or transaction involving a total remaining commitment to Company, or entered into any Contract or transaction (other than with a customer in the ordinary course of business consistent with past practice) involving a total remaining commitment by Company, of at least $35,000, or any other Contract, the entering into or termination of which could reasonably be expected to have a Material Adverse Effect on Company;

           (g) sold, leased, or otherwise disposed of (other than in the ordinary course of business consistent with past practice) any property or asset or imposed any Encumbrance on any material property or asset;

           (h) cancelled, compromised or waived any claim or right with a value to Company in excess of $35,000 or instituted or settled any Proceeding involving more than $35,000;

           (i) changed the method of accounting or the accounting principles or practices used by Company in the preparation of the Financial Statements, except as required by GAAP; or

           (j) agreed, whether orally or in writing, to do any of the foregoing.

       3.15 Contracts; No Defaults.

           (a) Section 3.15(a) of the Disclosure Schedule contains a correct and complete list, and Company has delivered to ICC correct and complete copies, of:

               (i) each Contract affecting (A) any leasehold or other interest in any real property, and (B) personal property having a value of more than $35,000 that is not terminable by Company on not more than sixty (60) days' notice without penalty;

               (ii) each employment, option or consulting agreement with an employee of or consultant to Company;

               (iii) each Contract containing covenants that in any way purport to restrict the business activity of Company or limit the freedom of Company to engage in any line of business or to compete with or hire any Person;

               (iv) each Contract between Company and an officer or director of Company or any Majority Shareholder or any Affiliate of any of the foregoing, other than Company Debt to Shareholders;

               (v) each Contract for capital expenditures in excess of $35,000;

               (vi) each Contract containing restrictions with respect to the payment of dividends or other distributions in respect of Company's capital stock;

               (vii) each Contract containing a change of control provision;

               (viii) each Contract having an indefinite term or a fixed term of more than one (1) year (other than those that are terminable at will or upon not more than sixty (60) days' notice by Company without penalty) or requiring payments by Company of more than $35,000 per year; and

               (ix) each standard form of agreement pursuant to which Company provides services to customers.

           (b) Each Contract identified or required to be identified in Section 3.15(a) of the Disclosure Schedule is in full force and effect and is valid and enforceable against Company and, to the knowledge of Company or any of Majority Shareholders, against the other parties thereto in accordance with its terms.

           (c) Except as set forth in Section 3.15(c) of the Disclosure
Schedule:

               (i) Company is in compliance in all material respects with all applicable terms and requirements of each Contract under which Company has any obligation or liability or by which Company or any of the assets owned, leased or used by Company is bound, except for such noncompliance that could not reasonably be expected to have a Material Adverse Effect on Company;

               (ii) to the knowledge of Company or any of Majority Shareholders, each other Person that has or had any obligation or liability under any Contract under which Company has any rights is in compliance in all material respects with all applicable terms and requirements of such Contract; and

               (iii) no event has occurred or, to the knowledge of Company or any of Majority Shareholders, circumstance exists that (with or without notice or lapse of time or both) is reasonably likely to result in a violation or breach of any Contract, which violation or breach could reasonably be expected to have a Material Adverse Effect on Company.

       3.16 Insurance. Section 3.16 of the Disclosure Schedule sets forth the premium payments and describes all the insurance policies of Company, which policies are in full force and effect in accordance with their terms and expire on the dates shown on Section 3.16 of the Disclosure Schedule. There has been no material default in the payment of premiums on any of such policies, and, to the knowledge of Company or any of Majority Shareholders, there is no ground for cancellation or avoidance of any such policies, or any increase in the premiums thereof, or for reduction of the coverage provided thereby. Such policies insure Company in amounts and against losses and risks customary and sufficient for businesses similar to that of Company, and, to the knowledge of Company or any of Majority Shareholders, such policies shall continue in full force and effect up to the expiration dates shown in Section 3.16 of the Disclosure Schedule. Correct and complete copies of all insurance policies listed in Section 3.16 of the Disclosure Schedule have been delivered to ICC.

       3.17 Environmental Matters.

           (a) Company is and has been in compliance in all material respects with all Environmental Laws. Company has obtained and is in compliance with all permits required under Environmental Laws.

           (b) There are no pending or, to the knowledge of Company or any of Majority Shareholders, threatened claims, Encumbrances or other restrictions of any nature, or any Environmental, Health and Safety Liabilities, arising under or pursuant to any Environmental Law with respect to Company or affecting any of the Facilities or any other properties or assets in which Company has or had an interest that could reasonably be expected to have a Material Adverse Effect on Company.

           (c) There are no Hazardous Materials present on, in, under or migrating to or from the Environment at the Facilities, to the knowledge of Company or any of Majority Shareholders. Company has not permitted or conducted any Hazardous Activity conducted with respect to the Facilities or any other properties or assets of Company except in compliance in all material respects with all applicable Environmental Laws.

           (d) Company has delivered to ICC correct and complete copies and results of any and all reports, studies, analyses, tests or monitoring possessed or initiated by any of Majority Shareholders or Company pertaining to Hazardous Materials or Hazardous Activities on, in or under the Facilities, or concerning compliance by Company with Environmental Laws.

       3.18 Employees.

           (a) Section 3.18 of the Disclosure Schedule contains a correct and complete list of the following information for each employee of Company as of the date hereof: name, job title, current compensation, vacation accrued and service credited for purposes of vesting and eligibility to participate under any employee benefit plan of any nature.

           (b) No officer or employee of Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition or proprietary rights agreement, between such officer or employee and any other Person that materially and adversely affects (i) the performance of his duties as an officer or employee of Company or (ii) the ability of Company to conduct its business. Neither Company nor any Majority Shareholder is aware of any officer or other key employee of Company who intends to terminate his or her employment with Company. Company believes its relations with its employees are satisfactory.

       3.19 Employee Benefits.

           (a) Except for the health insurance plans listed on Section 3.19 of the Disclosure Schedule, neither Company nor any ERISA Affiliate maintains any Employee Benefit Plans. "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral) providing compensation or other benefits to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof) of Company or any ERISA Affiliate, which are now, or were within the past six years, maintained by Company or any ERISA Affiliate, or under which Company or any ERISA Affiliate has any obligation or liability, whether actual or contingent, including all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements. "ERISA Affiliate" means any entity (whether or not incorporated) other than Company that, together with Company, is or was a member of (i) a controlled group of corporations within the meaning of Section 414(b) of the Code, (ii) a group of trades or businesses under common control within the meaning of Section 414(c) of the Code or (iii) an affiliated service group within the meaning of Section 414(m) of the Code.

           (b) Company has delivered to ICC correct and complete copies of procedures and policies relating to the employment of employees of Company and the use of temporary employees and independent contractors by Company (including summaries of any procedures and policies that are unwritten).

           (c) Neither Company nor any ERISA Affiliate maintains or has ever maintained an Employee Benefit Plan subject to Title IV of ERISA.

           (d) No Employee Benefit Plan provides for medical or health benefits (through insurance or otherwise) or provides for the continuation of such benefits or coverage for any participant or any dependent or beneficiary of any participant after such participant's retirement or other termination of employment except as may be required by Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code ("COBRA").

           (e) Neither Company or any ERISA Affiliate has ever contributed to, or withdrawn in a partial or complete withdrawal from, any "multiemployer plan" (as defined in Section 3(37) of ERISA) or has any fixed or contingent liability under Section 4204 of ERISA.

           (f) Except as provided in Section 3.15(a) of the Disclosure Schedule, no person or entity has an employment, option, severance, consulting or independent contractor agreement with Company. No "leased employee" (within the meaning of Section 414(n) or (o) of the Code) performs any material services for Company.

           (g) Except as set forth in Section 3.19 of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not result in (i) any payment (including severance, unemployment compensation, golden parachute or bonus payments or otherwise) becoming due to any director, officer or employee of or consultant to Company, (ii) any increase in the amount of compensation or benefits payable in respect of any director, officer or employee of or consultant to Company or (iii) accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any director, officer or employee of or consultant to Company. No Employee Benefit Plan provides benefits or payments contingent upon, triggered by or increased as a result of a change in the ownership or effective control of Company.

       3.20 Labor Relations. Except as set forth in Section 3.20 of the Disclosure Schedule:

           (a) Company is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours and is not engaged in any unfair labor practice;

           (b) no collective bargaining agreement with respect to the business of Company is currently in effect or being negotiated. Company has not encountered any labor union or collective bargaining organizing activity with respect to its employees. Company has no obligation to negotiate any such collective bargaining agreement and, to the knowledge of Company or any of Majority Shareholders, there is no indication that the employees of Company desire to be covered by a collective bargaining agreement;

           (c) there are no strikes, slowdowns, work stoppages or other labor trouble pending or, to the knowledge of Company or any of Majority Shareholders, threatened with respect to the employees of Company, nor has any of the above occurred or, to the knowledge of Company or any of Majority Shareholders, been threatened;

           (d) there is no representation claim or petition pending before the National Labor Relations Board or any state or local labor agency and, to the knowledge of Company or any of Majority Shareholders, no question concerning representation has been raised or threatened respecting the employees of Company;

           (e) there are no complaints or charges against Company pending before the National Labor Relations Board or any state or local labor agency and, to the knowledge of Company or any of Majority Shareholders, no complaints or charges have been filed or threatened to be filed against Company with any such board or agency;

           (f) to the knowledge of Company or any of Majority Shareholders, no charges with respect to or relating to the business of Company are pending before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices;

           (g) Section 3.20 of the Disclosure Schedule accurately sets forth all unpaid severance which, as of the date hereof, is due or claimed, in writing, to be due from Company to any Person whose employment with Company was terminated;

           (h) none of Majority Shareholders or Company has received notice of the intent of any Governmental Authority responsible for the enforcement of labor or employment laws to conduct an investigation of Company and, to the knowledge of Company or any of Majority Shareholders, no such investigation is in progress;

           (i) to the knowledge of Company or any of Majority Shareholders, neither Company nor any employee of Company is in violation in any material respect of any employment agreement, non-disclosure agreement, non-competition agreement or any other agreement regarding an employee's employment with Company; and

           (j) Company has paid all wages which are due and payable to each employee and each independent contractor.

       3.21 Intellectual Property Rights.

           (a) As used herein, the term "Intellectual Property Assets" shall mean all intellectual property rights, including patents, patent applications, patent rights, trademarks, trademark applications, trademark rights, service marks, service mark applications, service mark rights, copyrights, copyright applications, trade names, unfair competition rights, franchises, licenses, know-how, trade secrets, moral rights, rights of publicity, customer lists, proprietary information, technologies, processes and formulae, all source and object code, algorithm, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda and records in any format, whether hard copy or machine-readable only.

           (b) Company is the legal and beneficial owner, free and clear of any Encumbrance, of the right, title and interest in and to, or of a license to use, the Intellectual Property Assets used in the conduct of Company's business as presently conducted and as proposed to be conducted and its rights to use, sell or license such Intellectual Property Assets are sufficient for such conduct of its business.

           (c) Set forth in Section 3.21(c) of the Disclosure Schedule is a correct and complete list of (i) all patents and patent applications, if any, owned by Company, (ii) all trademarks and service marks, all trademark and service mark applications and registrations and all trade names owned by Company, (iii) all copyrights and registrations and applications owned by Company, and (iv) all licenses owned by Company in which Company is (A) a licensor with respect to any of the patents, trademarks, service marks, trade names or copyrights listed in Section 3.21(c) of the Disclosure Schedule or (B) a licensee of any other Person's patents, trademarks, service marks, trade names or copyrights. Company has made all necessary filings and recordations to protect and maintain its interests in the patents, patent applications, trademark and service mark registrations, trademark and service mark applications, trade names, copyright registrations and copyright applications and licenses set forth in Section 3.21(c) of the Disclosure Schedule, except for such filings and recordations the failure of which to make could not reasonably be expected to have a Material Adverse Effect on Company.

           (d) Except as set forth in Section 3.21(d) of the Disclosure Schedule, and except as could not reasonably be expected to result in a Material Adverse Effect on Company, each patent, patent application, trademark, service mark or trade name registration, trademark, service mark or trade name application and copyright registration or copyright application of Company set forth in Section 3.21(c) of the Disclosure Schedule is valid and subsisting and has not been judged invalid, unregistrable or unenforceable, in whole or in part, and is valid, registrable and enforceable. Each license of Company identified in Section 3.21(c) of the Disclosure Schedule is valid, subsisting and enforceable and has not been adjudged invalid or unenforceable, in whole or in part. Company has notified ICC of all uses of any item of its Intellectual Property Assets becoming invalid or unenforceable, including uses which were not supported by the good will of the business connected with such Intellectual Property Assets. Company has not made a previous assignment, transfer or Contract constituting a present or future assignment, transfer or Encumbrance of any material Intellectual Property Asset. Except as listed in Section 3.21(d) of the Disclosure Schedule, Company has not granted any license, release, covenant not to sue, or non-assertion assurance to any person with respect to any part of the Intellectual Property Assets.

           (e) Except as set forth in Section 3.21(e) of the Disclosure Schedule, and except as could not reasonably be expected to result in a Material Adverse Effect on Company, no use of the Intellectual Property Assets, nor the manufacture, marketing, license, sale or use of any product or service currently licensed or sold by Company or currently under development by Company violates any license agreement between Company and any third party or infringes any proprietary rights of any third party. Company has not received any notice asserting that any of Company's Intellectual Property Assets or products, or the proposed use, sale, license or disposition thereof, conflicts or will conflict with the rights of any third party.

           (f) Except as set forth in Section 3.21(f) of the Disclosure Schedule, to the knowledge of Company or any of Majority Shareholders, there is no unauthorized use, infringement or misappropriation of any of Company's Intellectual Property Assets by any third party, including any employee or former employee of Company.

           (g) Except as set forth in Section 3.21(g) of the Disclosure Schedule, there are no royalties, honoraria, fees or other fixed or contingent amounts or payments payable by Company to any person with respect to any Intellectual Property Assets owned by Company or licensed by the Company and incorporated into the Company's Intellectual Property Assets.

           (h) Company has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and Company's proprietary rights in, the Intellectual Property Assets. Except as set forth in
Section 3.21(h) of the Disclosure Schedule, all officers and employees and consultants to Company having access to or developing any Intellectual Property Assets of Company have executed and delivered an agreement regarding the protection of proprietary information and the license or assignment to Company of all proprietary rights arising from the services performed by such persons, such proprietary rights are licensed or assigned to Company or are works made-for-hire and Company is the author and owner of all such rights under the Copyright Act of 1976, as amended. To the knowledge of Company or any Majority Shareholder, no current or prior officer or employee of or consultant to Company claims or has a right to claim an ownership interest in any Intellectual Property Assets as a result of having been involved in the development or licensing of any such property while employed by or consulting to Company.

           (i) Section 3.21(i) of the Disclosure Schedule contains a correct and complete list of all material development tools used or currently intended to be used by Company in the development of any product of Company or used in the conduct of Company's business as presently conducted and as proposed to be conducted, except for any such tools that are generally available and are used in their generally available form ("Company Development Tools"). Section 3.21(i) of the Disclosure Schedule also sets forth, for each Company Development Tool:
(i) for any Company Development Tool not entirely developed internally by Company employees, the identity of the independent contractors and consultants involved in such development and a list of the agreements with such independent contractors and consultants, (ii) a list of any third parties with any rights to receive royalties or other payments with respect to such Company Development Tools and a schedule of all such royalties payable, (iii) a list of agreements containing any restrictions on Company's unrestricted right to use and distribute such Company Development Tools and (iv) a list of all agreements with third parties for the use by such third party of such Company Development Tools. Company has sufficient right, title and interest in and to Company Development Tools necessary for the conduct of its business as currently conducted and as to any products currently in development or proposed to be developed and, except as set forth on Section 3.21(i) of the Disclosure Schedule, all Company Development Tools are works made-for-hire and Company is the author and owner of all such Company Development Tools under the Copyright Act of 1976, as amended.

           (j) Except as set forth in Section 3.21(j) of the Disclosure Schedule, each employee of or consultant to Company who has or is proposed to have access to Company's source code or any material confidential and proprietary information of Company, each of whom is listed on Section 3.21(j) of the Disclosure Schedule, has executed and delivered an agreement with Company relating to non-competition, non-disclosure, proprietary information and invention assignment, a correct and complete copy of which has been delivered to ICC.

       3.22 Certain Payments. Neither Company nor any director, officer, agent or employee of Company or, to the knowledge of Company or any of Majority Shareholders, any other Person associated with or acting for or on behalf of Company has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services
(i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions, or for special concessions already obtained, for or in respect of Company or any Affiliate of Company or (iv) in violation of any legal requirement or (b) established or maintained any fund or asset that has not been recorded in the books and records of Company.

       3.23 Relationships With Related Persons; Use Of Name.

           (a) Except for the Company Debt to Shareholders and except as described in Section 3.15(a) of the Disclosure Schedule, none of the Company Shareholders, or any officer, director or employee of Company, or any spouse or child of any of them or any Affiliate of any of the foregoing (a "Related Person") has any interest in any property or asset used in or pertaining to the business of Company. No Related Person has owned an equity interest or any other financial or profit interest in a Person that has (i) had business dealings with Company or (ii) engaged in competition with Company. None of Majority Shareholders or any Related Person is a party to any Contract with, or has any claim or right against, Company.

           (b) The business carried on by Company has been conducted by Company directly and not through any Related Person. Company owns and has the exclusive right, title and interest in and to the name "Electronic Commerce Systems" and no other Person has the right to use the same, or any confusing derivative thereof, as its corporate name or otherwise in connection with the operation of any business similar or related to the business conducted by Company.

       3.24 Brokers or Finders. Neither Company nor any of Majority Shareholders nor their respective agents has incurred any Liability for brokerage or finders' fees or agents' commissions or financial advisory services or other similar payment in connection with this Agreement, the Merger or the other transactions contemplated hereby.

       3.25 Deposit Accounts; Powers of Attorney. Section 3.25 of the Disclosure Schedule contains a true, correct and complete list of (a) the name of each financial institution in which Company has an account or safe deposit box, (b) the names in which each account or box is held, (c) the type of account, (d) the name of each person authorized to draw on or have access to each account or box, and (e) the name of each person to whom Company has granted a power of attorney.

       3.26 Customer Relationships. To the knowledge of Company or any of Majority Shareholders, there are no facts or circumstances, including the consummation of the Merger and the other transactions contemplated by this Agreement, that are reasonably likely to result in the loss of any material customer of Company or a material change in the relationship of Company with such a customer. Section 3.26 of the Disclosure Schedule contains a correct and complete list as of the date hereof of the current twenty (20) largest customers of Company, including the amounts they paid to Company in the last year and of the current contractors and subcontractors used by Company. Since the Balance Sheet Date, Company has not lost any material customer or experienced a material adverse change in the relationship of Company with such a customer.

       3.27 Disclosure. No representation or warranty of Company or any of Majority Shareholders contained in this Agreement and no statement in the Disclosure Schedule is inaccurate in any material respect or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. The statements in the Disclosure Schedule shall constitute representations and warranties of Company and Majority Shareholders hereunder.

       3.28 Private Placement Memorandum; Resale Registration Statement. The information supplied by each Majority Shareholder and Company with respect to Company and its business, its officers, directors, shareholders and other Affiliates (collectively, the "Company Information") for inclusion in the Private Placement Memorandum and the Resale Registration Statement shall not at the date of the Private Placement Memorandum or the time the Resale Registration Statement is declared effective by the Commission, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.     Representations and Warranties of ICC and Buyer.

            ICC and Buyer jointly and severally represent and warrant to Company and Company Shareholders as follows:

       4.1 Organization and Good Standing. (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. ICC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of ICC and Buyer has the corporate power and authority to conduct its business as it is now being conducted and to own, lease or use the properties and assets that it purports to own or use. Each of ICC and Buyer is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership, lease or use of the properties owned, leased or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect on ICC and Buyer, taken as a whole.

           (b) ICC and Buyer have delivered to Company correct and complete copies of their Organizational Documents.

       4.2 Authority; No Conflict.

           (a) ICC and Buyer each has the corporate power and authority to execute and deliver this Agreement and the Registration Rights Undertaking, to consummate the Merger and to perform its respective other obligations under this Agreement and the Registration Rights Undertaking. This Agreement has been, and when executed and delivered by ICC at the Closing, the Registration Rights Undertaking will have been, duly authorized, approved and adopted, executed and delivered by ICC and Buyer, as the case may be, and each constitutes the legal, valid and binding obligation of ICC and Buyer, as the case may be, enforceable against them in accordance with its terms.

           (b) Neither the execution and delivery of this Agreement by ICC or Buyer, the execution and delivery of the Registration Rights Undertaking by ICC, the performance by ICC or Buyer of any of its obligations under this Agreement or the performance by ICC of any of its obligations under the Registration Rights Undertaking nor the consummation of the Merger or the other transactions contemplated by this Agreement or the Registration Rights Undertaking will, directly or indirectly (with or without notice or lapse of time or both):

               (i) contravene, conflict with, or result in a violation or breach of (A) any provision of the Organizational Documents of ICC or Buyer, (B) any resolution adopted by the board of directors (or any committee thereof) or the stockholders of ICC or the sole shareholder of Buyer, (C) assuming the representations and warranties of each Majority Shareholder set forth in Sections 2.4 and 2.6 are complete and correct and that Company and Majority Shareholders comply with the provisions of Section 5.3, any legal requirement or any order by which ICC or Buyer may be bound or to which any of their respective properties or assets may be subject, or (D) any Governmental Permit held by ICC or Buyer;

               (ii) result in a breach of or constitute a default, give rise to a right of termination, cancellation or acceleration, create any entitlement to any payment or benefit, result in the loss of any benefit to ICC or Buyer or require the consent, approval or authorization of or any notice to or filing with any Person, under any Contract by which ICC or Buyer may be bound or to which any of their respective properties or assets may be subject, or require the consent, approval or authorization of or any notice to or filing with any Governmental Authority (other than the Commission) to which either ICC, Buyer or any of their respective properties or assets is subject (other than the filing of the Articles of Merger); or

               (iii) result in the imposition or creation of any Encumbrance upon or with respect to any of the properties or assets owned, leased, operated or used by ICC or Buyer, except, with respect to clause (i)(C) or (D), (ii) or
(iii) of this Section 4.2, where any such contravention, conflict, violation, breach, default, termination right, cancellation or acceleration right, entitlement, loss of benefit or Encumbrance could not reasonably be expected to have a Material Adverse Effect on ICC and Buyer, taken as a whole, or could not reasonably be expected to adversely affect the ability of ICC or Buyer to consummate the Merger or the other transactions contemplated hereby.

       4.3 Capitalization; ICC Shares.

           (a) The authorized capital stock of ICC consists of 40,000,000 shares of Class A Common Stock, par value $.01 per share, of which as of May 21, 2004, 17,096,344 shares were issued and outstanding, 2,000,000 shares of Class B Common Stock, par value $.01 per share, of which as of April 23, 2004, no shares were issued and outstanding; 2,000,000 shares of Class E-1 Common Stock, par value $.01 per share, of which as of April 23, 2004, no shares were issued and outstanding; 2,000,000 shares of Class E-2 Common Stock, par value $.01 per share, of which as of April 23, 2004, no shares were issued and outstanding; and 5,000,000 shares of preferred stock, $.01 par value per share, of which as of April 23, 2004, (i) 10,000 of such shares, designated Series A Convertible Redeemable Preferred Stock, were authorized and none was outstanding; (ii) 10,000 of such shares, designated Series C Convertible Redeemable Preferred Stock, were authorized and outstanding; (iii) 250 of such shares, designated Series D Convertible Redeemable Preferred Stock, were authorized and outstanding; and (iv) 175 of such shares, designated Series S Preferred Stock, were authorized and none was outstanding. All of the issued and outstanding capital stock of Buyer is owned of record and beneficially by ICC.

           (b) The ICC Shares issuable as a result of the Merger and in exchange for the Company Debt to Shareholders have been duly authorized and upon the Effective Time, will be validly issued, fully paid and nonassessable and designated for quotation on The NASDAQ SmallCap Market.

       4.4 Filings With the Securities and Exchange Commission.

           (a) ICC has delivered to each Majority Shareholder correct and complete copies of its Prospectus dated November 21, 2003 (the "Prospectus"), its proxy statement dated December 5, 2003 (the "Proxy Statement"), its Annual Report on Form 10-K for the year ended July 31, 2003 (the "Form 10-K"), its Quarterly Reports on Form 10-Q for the quarters ended October 31, 2003 and January 31, 2004 (the "Forms 10-Q") and its Current Reports on Form 8-K dated March 17, 2004, April 1, 2004, April 8, 2004 and April 20, 2004 (the "Forms 8-K). The Prospectus, the Proxy Statement, the Form 10-K, the Forms 10-Q and the Forms 8-K (the "ICC SEC Reports") have been timely filed pursuant to the Securities Act or the Exchange Act, as applicable.

           (b) The Prospectus, the Proxy Statement, the Form 10-K, the Forms 10-Q and the Forms 8-K complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, in effect on the respective dates thereof. None of the Prospectus, the Proxy Statement, the Form 10-K, the Forms 10-Q or the Forms 8-K, when filed pursuant to the Securities Act or the Exchange Act, as applicable, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

           (c) Each of the financial statements (including the related notes) included in the Form 10-K and the Forms 10-Q presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of ICC as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved, except as otherwise noted therein, and subject, in the case of any unaudited interim financial statements included therein, to normal year-end adjustments and to the absence of complete footnotes.

       4.5 No Material Adverse Change. Since January 31, 2004, there has not been any material adverse change in the business, operations, properties, prospects, liabilities, results of operations, assets or condition (financial or otherwise) of ICC and its subsidiary, taken as a whole, except as disclosed in the ICC SEC Reports.

       4.6 Legal Proceedings. Except as set forth in Schedule 4.6, there is no pending Proceeding against ICC or Buyer that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of ICC, no such Proceeding has been threatened in writing.

       4.7 Brokers or Finders. Neither ICC nor Buyer nor any of its officers and agents has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or financial advisory services or other similar payment in connection with this Agreement, except for fees that will be paid by ICC.

       4.8 Private Placement Memorandum; Resale Registration Statement. Except for the accuracy of the representations of Company and Majority Shareholders in
Section 3.28, the Private Placement Memorandum and the Resale Registration Statement pursuant to which the ICC Shares will be registered with the Commission shall not at the date of the Private Placement Memorandum or the time the Resale Registration Statement is declared effective by the Commission, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, ICC and Buyer make no representation or warranty with respect to any Company Information which is contained or incorporated by reference in, or furnished in connection with the preparation of, the Private Placement Memorandum or the Resale Registration Statement.

5.     Covenants Of Company And Majority Shareholders.

            Company and Majority Shareholders hereby covenant and agree with ICC and Buyer as follows:

       5.1 Normal Course. From the date of this Agreement until the Closing, Company will and Majority Shareholders will cause Company to: (a) maintain its corporate existence in good standing, (b) maintain the general character of its business, (c) use all reasonable commercial efforts to maintain in effect all of its presently existing insurance coverage (or substantially equivalent insurance coverage), preserve its business organization substantially intact, keep the services of its present principal employees and preserve its present business relationships with its material suppliers and customers, (d) permit ICC, Buyer, their accountants, legal counsel and other representatives full access to its management, minute books and stock transfer records, other books and records, Contracts, properties and operations at all reasonable times upon reasonable notice and (e) in all respects conduct its business in the usual and ordinary manner consistent with past practice, including perform in all material respects all agreements or other obligations with banks, customers, suppliers, employees and others.

       5.2 Conduct of Business. Without limiting the provisions of Section 5.1, and except as otherwise expressly permitted by this Agreement, from the date of this Agreement until the Closing, Company will not, and Majority Shareholders will cause Company not to, without the prior written consent of ICC, enter into any Contract or take or fail to take any action that, if it had occurred after the Balance Sheet Date and prior to the date of this Agreement, would be required to be disclosed in a section of the Disclosure Schedule in order to make the representations and warranties set forth in Sections 2 and 3 true, correct and complete, or:

           (a) amend or otherwise modify its Organizational Documents;

           (b) incur, assume or suffer to exist any indebtedness for borrowed money, enter into any capital lease, sale/leaseback transaction, guaranty, "take-or-pay" or "keep-well" arrangement or other financing arrangement or pay any material Liability, except for any current Liabilities incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice;

           (c) make any loan or advance to any Person other than travel and other similar routine advances in the ordinary course of business consistent with past practice, or acquire any capital stock or other securities of or any ownership interest in any other business enterprise; or

           (d) make any capital expenditure or capital addition or betterment in amounts which exceed $35,000 in the aggregate, except as contemplated in capital budgets in effect on the date of this Agreement.

       5.3 Certain Filings; Completion of Investor Questionnaires. (a) Company and Majority Shareholders agree to cooperate with ICC with respect to all filings with Governmental Authorities that are required to be made to consummate the Merger, the Debt Exchange and the other transactions contemplated by this Agreement, including providing information and cooperating in the preparation and distribution of the Private Placement Memorandum and the preparation and filing with the Commission of the Resale Registration Statement. Majority Shareholders shall assist and shall cause Company to assist ICC and Buyer in making all such filings, applications and notices as may be necessary or desirable in order to obtain the authorization, approval or consent of any Governmental Authority which may be reasonably required or which ICC and Buyer may reasonably request in connection with the consummation of the Merger, the Debt Exchange and the other transactions contemplated by this Agreement.

           (b) Company and Majority Shareholders shall use their respective reasonable commercial efforts to cause (i) each Company Shareholder to accurately complete his or her Investor Questionnaire and to deliver the same to ICC prior to the Company Shareholders Meeting, and (ii) each Company Shareholder who is not an "accredited investor" within the meaning of Rule 501 to appoint the Investor Representative as its purchaser representative within the meaning of Rule 501.

       5.4 Consents and Approvals. Company and Majority Shareholders shall use their respective reasonable commercial efforts to obtain as promptly as practicable all consents, authorizations, approvals and waivers required in connection with the consummation of the Merger and the other transactions contemplated by this Agreement.

       5.5 Commercially Reasonable Best Efforts to Satisfy Conditions. Company and Majority Shareholders shall use their respective reasonable commercial efforts to cooperate with ICC for purposes of satisfying the conditions set forth in Sections 7 and 8 that are within their control. Company and Majority Shareholders shall use their respective reasonable commercial efforts to cause the Persons listed in Section 3.21(h) and Section 3.21(j) of the Disclosure Schedule to sign ICC's standard form of non-compete, non-disclosure, proprietary information and invention assignment agreement.

       5.6 Notification of Certain Matters. Company and each Majority Shareholder shall promptly notify ICC of (a) the occurrence or non-occurrence of any fact or event of which such Majority Shareholder or Company has knowledge which would be reasonably likely (i) to cause any representation or warranty of such Majority Shareholder or Company contained in this Agreement or the Disclosure Schedule to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date, or (ii) to cause any covenant or agreement of such Majority Shareholder or Company in this Agreement, or any condition to ICC's and Buyer's obligations hereunder, not to be complied with or satisfied in any material respect, and (b) any failure of such Majority Shareholder or Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of Majority Shareholders or Company or the right of ICC or Buyer to rely thereon, or the conditions to the obligations hereunder of ICC or Buyer. Company shall give prompt notice to ICC of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the Merger, the Debt Exchange or the other transactions contemplated by this Agreement.

       5.7 Tax Treatment. Company and each Majority Shareholder agrees not to take any action that would jeopardize treatment of the Merger as a tax-free reorganization as described in Section 1.11.

       5.8 Restrictive Covenants.

           (a) Majority Shareholders acknowledge that ICC would not consummate the transactions contemplated by this Agreement without the assurance that they will not engage in the activities prohibited by this Section 5.8 as and for the period set forth below. In order to induce ICC to consummate the transactions contemplated by this Agreement, each Majority Shareholder agrees to restrict its actions and activities throughout the United States (the "Territory") as provided in this Section 5.8. Each Majority Shareholder acknowledges and agrees that the restrictions in this Section 5.8 are reasonable in light of the benefits of the transactions contemplated by this Agreement to it.

           (b) Each Majority Shareholder hereby covenants and agrees that from the Closing Date until the second (2nd) anniversary of the Closing Date, it will not in the Territory, directly or indirectly, (a) engage on its own behalf in Company Business (as hereinafter defined) or (b) own any interest in or engage in or perform any service for any Person, either as a partner, owner, employee, consultant, agent, officer, director or shareholder, that (i) derives a meaningful portion of its revenues from Company Business or (ii) is a meaningful competitor in Company Business. Notwithstanding any provision of this Section 5.8(b), it shall not be a violation of this Section 5.8(b) for any Majority Shareholder to own two percent (2%) or less of a public company, provided that it does not exert or have the power to exert any management or other control over such public company. The Company Business means providing value added network services, electronic data interchange service bureau services and professional services relating to the foregoing that are competitive with a material portion of the services provided by ICC and its subsidiaries.

           (c) Each Majority Shareholder hereby covenants and agrees that from the Closing Date through the first (1st) anniversary of the Closing Date, it will not induce or attempt to induce, in any manner, directly or indirectly, any employee, agent, representative, customer or any other person or concern dealing with or in any way associated with Company to terminate or to modify, in any fashion to the material detriment of Company, such association with Company.

           (d) Each Majority Shareholder's agreements contained in this Section
5.8 relate to matters of unique character and peculiar value impossible of replacement, that breach of such agreements by such Majority Shareholder will cause Company and ICC great and irreparable injury, that the remedy at law for any breach of the agreements contained in this Section 5.8 will be inadequate and that Company and ICC, in addition to any other remedy available to it, shall be entitled to temporary restraining orders and temporary and permanent injunctive relief or other equitable relief without the necessity of proving actual damage or of providing a bond so as to prevent a breach or threatened breach of any of the agreements contained in this Section 5.8 and to secure the enforcement thereof.

       5.9 Company Shareholders Meeting. Company shall, and the Majority Shareholders shall cause Company to, call the Company Shareholders Meeting as promptly as practicable for the purpose of voting upon the approval of this Agreement. Company and the Majority Shareholders shall take all reasonable action necessary or advisable to secure the vote or consent of Company Shareholders in favor of approval of this Agreement and shall not take any action that could reasonably be expected to prevent the vote or consent of Company Shareholders in favor of such approval. Without limiting the generality of the foregoing, Company and Majority Shareholders shall cause the Private Placement Memorandum to be delivered to each Company Shareholder at least ten
(10) days prior to the Company Shareholders Meeting and shall use their respective reasonable commercial efforts to cause each of the Company Shareholders to (a) appoint promptly the Investor Representative as its "Purchaser Representative" (as that term is defined in Rule 501 under the Securities Act), and (b) execute and deliver to ICC an accurately completed Investor Questionnaire.

       5.10 Agreement to Vote Company Common Stock. Each Majority Shareholder shall, at any meeting of the shareholders of Company prior to the Effective Time, however called, vote, or shall execute a written consent with respect to all of, its shares of Company Common Stock (a) in favor of approval of this Agreement, (b) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of

Company or Majority Shareholders under this Agreement, and (c) against any action or agreement that would impede, interfere with, delay, postpone or attempt to discourage the Merger, including, but not limited to: (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Company, (ii) a sale or transfer of a material amount of assets of Company or a reorganization, recapitalization or liquidation of Company, (iii) any change in the management or board of directors of Company, except as otherwise agreed to in writing by ICC, (iv) any material change in the present capitalization or dividend policy of Company, or (v) any other material change in Company's corporate structure or business.

       5.11 Agreement to Cooperate. Company and each Majority Shareholder shall provide to ICC such financial (including financial statements) and other information concerning Company, and shall otherwise fully cooperate with ICC, in connection with the preparation and filing with the Commission of any registration statement, report or other document required to be filed by ICC to the extent reasonably requested by ICC. ICC shall pay all reasonable out-of-pocket costs incurred by Company in preparing such financial and other information if and to the extent Company would not otherwise have incurred such costs. All such information shall be true and correct and none shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

6.     Covenants of ICC and Buyer.

            ICC and Buyer each covenants and agrees with Company as follows:

       6.1 Normal Course. From the date of this Agreement until the Closing, each of ICC and Buyer will: (a) maintain its corporate existence in good standing, (b) maintain the general character of its business, (c) use all reasonable commercial efforts to maintain in effect all of its presently existing insurance coverage (or substantially equivalent insurance coverage), preserve its business organization substantially intact, keep the services of its present principal employees and preserve its present business relationships with its material suppliers and customers, (d) permit Company, Majority Shareholders, their accountants, legal counsel and other representatives full access to its management, minute books, other books and records, Contracts, properties and operations at all reasonable times upon reasonable notice, and
(e) in all respects conduct its business in the usual and ordinary manner consistent with past practice and perform in all material respects all agreements or other obligations with banks, customers, suppliers, employees and others.

       6.2 Certain Filings. ICC and Buyer agree to make or cause to be made all filings with all Governmental Authorities that are required to be made by ICC or Buyer to consummate the Merger and the other transactions contemplated by this Agreement.

       6.3 Commercially Reasonable Best Efforts to Satisfy Conditions. Each of ICC and Buyer agrees to use its reasonable commercial efforts to satisfy the conditions set forth in Sections 7 and 8 that are within its control.

       6.4 Notification of Certain Matters. ICC and Buyer shall promptly notify Company and Majority Shareholders of (i) the occurrence or non-occurrence of any fact or event of which ICC or Buyer has knowledge which would be reasonably likely (A) to cause any representation or warranty of ICC or Buyer contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date, or (B) to cause any covenant or agreement of ICC or Buyer in this Agreement, or any condition to Company's obligations hereunder, not to be complied with or satisfied in any material respect, and (ii) any failure of ICC or Buyer to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of ICC and Buyer, or Company's or Majority Shareholders' right to rely thereon, or the conditions to the obligations hereunder of Company and Majority Shareholders. ICC and Buyer shall give prompt notice to Company of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

       6.5 Tax Treatment. ICC agrees not to take any action that would jeopardize treatment of the Merger as a tax-free reorganization as described in
Section 1.11.

       6.6 Delivery of ICC Shares. At the Effective Time or as soon thereafter as reasonably practicable, ICC shall deliver, or caused to be delivered, the ICC Shares pursuant to Section 1.9(a).

7.     Conditions to Obligations of ICC and Buyer.

            The obligations of ICC and Buyer under this Agreement to consummate the Merger, the Debt Exchange and the other transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

       7.1 Representations and Warranties. The representations and warranties of Company and Majority Shareholders contained in this Agreement or in the Disclosure Schedule or in any certificate delivered pursuant to this Agreement shall be complete and correct as of the date when made, shall be deemed repeated at and as of the Closing Date as if made on the Closing Date and shall then be complete and correct in all material respects (without giving effect to any qualification as to materiality (or any variation of such term) contained in any representation or warranty).

       7.2 Performance of Covenants. Company and Majority Shareholders shall have performed and complied in all material respects with each covenant, agreement and condition required by this Agreement to be performed or complied with by them prior to or on the Closing Date. Any options listed in Section 3.3 of the Disclosure Schedule shall have been cancelled at no cost or expense to Company.

       7.3 Lack of Adverse Change. Since the date of this Agreement, there shall not have occurred any incident or event which, individually or in the aggregate, has had or is reasonably likely to result in a Material Adverse Effect on Company, including the loss of any significant customer of Company.

       7.4 Update Certificate. ICC and Buyer shall have received favorable certificates, dated the Closing Date, signed by the Chief Operating Officer and the Chief Financial Officer of Company and by each Majority Shareholder as to the matters set forth in Sections 7.1, 7.2 and 7.3.

       7.5 No Governmental or Other Proceeding or Litigation. No order of any Governmental Authority shall be in effect that restrains or prohibits the Merger, the Debt Exchange or any other transaction contemplated by this Agreement or that would limit or affect ICC's or Buyer's ownership or operation of the business of Company; no suit, action, investigation, inquiry or proceeding by any Governmental Authority shall be pending or threatened against ICC, Buyer, Company or any Majority Shareholder that challenges the validity or legality, or that seeks to restrain the consummation of the Merger, the Debt Exchange or the other transactions contemplated by this Agreement or that seeks to limit or otherwise affect ICC's right to own or operate the business of Company and no written advice shall have been received by ICC, Buyer, Company or any Majority Shareholder or by any of their respective counsel from any Governmental Authority, and remain in effect, stating that a Proceeding will, if the Merger is consummated or sought to be consummated, be filed seeking to invalidate or restrain the Merger or limit or otherwise affect ICC's or Buyer's ownership or operation of the business of Company.

       7.6 Approvals and Consents. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Company for the authorization, execution and delivery of this Agreement, the consummation by it of the Merger, the Debt Exchange and the other transactions contemplated by this Agreement and the continuation in full force and effect of any and all material rights and Contracts of Company shall have been obtained and made by Company, except where the failure to receive such consents, waivers, approvals, authorizations or orders could not reasonably be expected to have a Material Adverse Effect on Company.

       7.7 Opinion of Counsel. Majority Shareholders and Company shall have delivered to ICC and Buyer an opinion of Harkleroad & Hermance, PC, dated the Closing Date and addressed to ICC and Buyer, as to the matters set forth on Exhibit A.

       7.8 Shareholder Approval. This Agreement shall have been duly approved at or prior to the Effective Time of the Merger by the requisite vote of Company Shareholders in accordance with the Merger Statute.

       7.9 Investor Questionnaire. Each Company Shareholder shall have executed and delivered to ICC an accurately completed Investor Questionnaire. Each Company Shareholder who is not an "accredited" investor within the meaning of Rule 501 shall have appointed the Investor Representative as its "purchaser representative" within the meaning of Rule 501, and each such Company Shareholder and the Investor Representative shall have executed and delivered to ICC an accurately completed Purchaser Representative Questionnaire in the form of Exhibit I to the Investor Questionnaire.

       7.10 Debt Exchange. All of the Company Debt to Shareholders shall have been exchanged in the Debt Exchange pursuant to Section 1.12.

8.     Conditions to Obligation of Company and Majority Shareholders.

            The obligations of Company and Majority Shareholders under this Agreement to consummate the Merger and the Debt Exchange shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

       8.1 Representations and Warranties. The representations and warranties of ICC and Buyer contained in this Agreement or in any certificate delivered pursuant to this Agreement shall be complete and correct as of the date when made, shall be deemed repeated at and as of the Closing Date as if made on the Closing Date and shall then be complete and correct in all material respects (without giving effect to any qualification as to materiality (or any variation of such term) contained in any representation or warranty).

       8.2 Lack of Adverse Change. Since the date of this Agreement, there shall not have occurred any incident or event which, individually or in the aggregate, has had or is reasonably likely to result in a Material Adverse Effect on ICC.

       8.3 Performance of Covenants. ICC and Buyer shall have performed and complied in all material respects with each covenant, agreement and condition required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

       8.4 Update Certificate. Company and Majority Shareholders shall have received favorable certificates, dated the Closing Date, signed by the Chief Executive Officers and the Chief Financial Officers of ICC and Buyer as to the matters set forth in Sections 8.1, 8.2 and 8.3.

       8.5 No Governmental or Other Proceeding or Litigation. No order of any Governmental Authority shall be in effect that restrains or prohibits the Merger, and no written advice shall have been received by ICC, Buyer, Company or any Majority Shareholder or by any of their respective counsel from any Governmental Authority, and remain in effect, stating that a Proceeding will, if the Merger is consummated or sought to be consummated, be filed seeking to invalidate or restrain the Merger.

       8.6 Opinion of Counsel. ICC shall have delivered to Majority Shareholders an opinion of Kramer Levin Naftalis & Frankel LLP, dated the Closing Date and addressed to Majority Shareholders, as to the matters set forth on Exhibit B.

       8.7 Registration Rights Undertaking. ICC shall have executed and delivered the Registration Rights Undertaking to Majority Shareholders.

       8.8 Board Members. One director nominated by Majority Shareholders shall have been elected to ICC's Board of Directors.

9.     Termination of Agreement.

            This Agreement may be terminated upon the occurrence of any of the following events:

       9.1 Mutual Consent. At any time prior to the Effective Time, by mutual consent of ICC, Buyer and Company.

       9.2 Transaction Date. By ICC, Buyer or Company if the Effective Time shall not have occurred by June 30, 2004, unless such failure shall be due to a material breach of any representation or warranty, or the nonfulfillment in any material respect, and failure to cure such nonfulfillment, of any covenant or agreement contained in this Agreement on the part of the party or parties seeking to terminate.

       9.3 Breach. By ICC or Buyer if there has been a material misrepresentation by Company or Majority Shareholders, or a material breach on the part of Company or Majority Shareholders of any of their warranties, covenants or agreements set forth in this Agreement or in the Disclosure Schedule, or a material failure on the part of Company or Majority Shareholders to comply with any of their other obligations under this Agreement, or by Company if there has been a material misrepresentation by ICC or Buyer, or a material breach on the part of ICC or Buyer of any of their warranties, covenants or agreements set forth in this Agreement, or a material failure on the part of ICC or Buyer to comply with any of their other obligations under this Agreement. No such termination shall relieve any party of the consequences of any such misrepresentation, breach or failure.

10.    Indemnification; Remedies.

       10.1 Survival; Right to Indemnification not Affected by Knowledge. All representations, warranties, covenants and agreements in this Agreement, the Disclosure Schedule and any other certificate or document delivered pursuant to this Agreement shall survive the Closing for a period of two (2) years except as to Sections 3.8, 3.17, 3.19 and 3.20, which shall survive for the applicable statute of limitations, and Sections 2.2, 2.4, 3.3, 3.23 and 3.24, which shall survive indefinitely; provided, however, that a claim asserted within such time may continue beyond any such time limit. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement; provided, however, that ICC shall not be entitled to indemnification hereunder in the event that
(a) ICC actually knows that a representation or warranty of any Majority Shareholder or Company is inaccurate or a covenant or agreement of any Majority Shareholders or Company has not been complied with, (b) none of Majority Shareholders or Company has any knowledge of such inaccuracy or noncompliance, and (c) ICC fails to inform Company thereof on or prior to the Closing.

       10.2 Indemnification and Payment of Damages by Majority Shareholders.

           (a) The Majority Shareholders, severally, hereby agree to indemnify and hold harmless ICC, Buyer, Company and their respective representatives (including all officers and directors), stockholders and shareholders, controlling persons and affiliates (collectively, the "Indemnified Persons") from and against, and will pay to the Indemnified Persons the amount of any loss, liability, claim, damage, cost or expense (including reasonable costs of investigation and defense and reasonable attorneys' and experts' fees and expenses as they are incurred) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with or incurred as a result of:

               (i) any breach of any representation or warranty made by such Majority Shareholder in this Agreement, the Disclosure Schedule or in any certificate delivered by such Majority Shareholder pursuant to this Agreement; and

               (ii) any breach by such Majority Shareholder of any covenant or agreement of such Majority Shareholder or Company in this Agreement.

           (b) Notwithstanding anything in this Section 10.2 to the contrary, no Majority Shareholder shall have any obligation to indemnify the Indemnified Persons for any Damages resulting from the breach or breaches of any representation or warranty of Majority Shareholder contained in Section 3 of this Agreement or in the Disclosure Schedule or any certificate relating thereto and delivered by any Majority Shareholder pursuant to this Agreement until (i) the Indemnified Persons have suffered Damages, by reason of such breach or breaches of representations and warranties, in excess of $25,000 in the aggregate (the "Majority Shareholder Basket"), provided that once the Indemnified Persons' aggregate Damages exceed the Majority Shareholder Basket, Majority Shareholders shall indemnify the Indemnified Persons for all such Damages suffered; or (ii) for an amount of Damages in excess of the aggregate amount received by such Majority Shareholder pursuant to Sections 1.7(a), 1.12 and 12.1. Such indemnification shall be payable by Majority Shareholders by delivering to ICC that number of ICC Shares equal to the amount of such Damages divided by $1.365. For purposes of determining whether a breach of any representation or warranty of Majority Shareholders contained in Section 3 or in the Disclosure Schedule or any certificate relating thereto and delivered by Majority Shareholders pursuant to this Agreement has occurred and results in Damages in excess of the Majority Shareholder Basket, any requirement in any representation or warranty that an event or fact be material, have a Material Adverse Effect or be qualified to Majority Shareholders' knowledge in order for such event or fact to constitute a breach of such representation or warranty (a "Materiality Condition") shall be ignored, and if the aggregate of all the claims for indemnification for breaches of a representation or warranty exceeds the Majority Shareholder Basket, in each case ignoring all Materiality Conditions, the Indemnified Persons shall be indemnified in accordance with this
Section 10.

           (c) In no event shall Damages include lost profits or other indirect, special or consequential damages, or punitive damages, of any Indemnified Person.

       10.3 Procedure For Indemnification--Third Party Claims.

           (a) An Indemnified Person shall promptly give notice to each indemnifying party after obtaining knowledge of any matter as to which recovery may be sought against such indemnifying party because of the indemnity set forth above, and, if such indemnity shall arise from the claim of a third party, shall permit such indemnifying party or parties to assume the defense of any such claim or any Proceeding resulting from such claim; provided, however, that failure to promptly give any such notice shall not affect the indemnification provided under this Section 10 except to the extent such indemnifying party or parties shall have been actually and materially prejudiced as a result of such failure. Notwithstanding the foregoing, an indemnifying party or parties may not assume the defense of any such third-party claim or Proceeding if they do not demonstrate to the reasonable satisfaction of the Indemnified Person that they have adequate financial resources to defend such claim or Proceeding and pay any and all Damages that may result therefrom, or if the claim or Proceeding (i) could result in imprisonment of the Indemnified Person, (ii) could result in a criminal penalty or fine against the Indemnified Person, the consequences of which would be reasonably likely to have a Material Adverse Effect on the Indemnified Person unrelated to the size of such penalty or fine, or (iii) could result in an equitable remedy which would materially impair the Indemnified Person's ability to exercise its rights under this Agreement, or impair ICC's right or ability to operate the business of Company. If an indemnifying party or parties assume the defense of such third party claim or Proceeding, such indemnifying party or parties shall agree prior thereto, in writing, that they are liable under this Section 10 to indemnify the Indemnified Persons in accordance with the terms contained herein in respect of such third party claim or Proceeding, shall conduct such defense diligently, shall have full and complete control over the conduct of such third party claim or Proceeding on behalf of the Indemnified Person and shall, in their sole discretion, have the sole right to decide all matters of procedure, strategy, substance and settlement relating to such third party claim or Proceeding; provided, however, that any counsel chosen by such indemnifying party or parties to conduct such defense shall be reasonably satisfactory to the Indemnified Person. The Indemnified Person may participate in such third party claim or Proceeding and retain separate co-counsel at its sole cost and expense (except that the indemnifying party or parties shall be responsible for the reasonable fees and expenses of one separate co-counsel for the Indemnified Person to the extent the Indemnified Person is advised by its counsel that the counsel the indemnifying party or parties have selected has a conflict of interest) and the indemnifying party or parties will not without the written consent of the Indemnified Person consent to the entry of any judgment or enter into any settlement with respect to such third party claim or Proceeding that does not include a provision whereby the plaintiff or the claimant in the matter releases the Indemnified Person from all liability with respect thereto. Failure by an indemnifying party or parties to notify the Indemnified Person of their election to defend any such third party claim or Proceeding by a third party within thirty (30) days after notice thereof shall have been given to such indemnifying party or parties by the Indemnified Person shall be deemed a waiver by such indemnifying party or parties of their right to defend such third party claim or Proceeding. In the event more than one of Majority Shareholders is the indemnifying party, then Majority Shareholders shall appoint one of them to act on the behalf of such Majority Shareholders in connection with the defense of any third-party claim or Proceeding pursuant to this Section 10.4. If the Company Shareholders are the indemnifying parties, their representative under the Escrow Agreement shall conduct such defense on their behalf.

           (b) If no indemnifying party is permitted or elects to assume the defense of any such third party claim or Proceeding, the indemnified party shall diligently defend against such claim or Proceeding in such manner as it may deem appropriate and, in such event, the indemnifying party or parties shall promptly reimburse the indemnified party for all reasonable out-of-pocket costs and expenses, legal or otherwise, incurred by the indemnified party and its affiliates in connection with the defense against such claim or Proceeding, as such costs and expenses are incurred. Any counsel chosen by such indemnified party to conduct such defense must be reasonably satisfactory to the indemnifying party or parties, and only one counsel (in addition to local counsel, if required) shall be retained to represent all indemnified parties in an action (except that if litigation is pending in more than one jurisdiction with respect to an action, one such counsel may be retained in each jurisdiction in which such litigation is pending).

           (c) The indemnified party will cooperate in all reasonable respects with any indemnifying party in the conduct of any third party claim or Proceeding as to which such indemnifying party assumes the defense. For the cooperation of the indemnified party pursuant to this Section 10.3, the indemnifying party or parties shall promptly reimburse the indemnified party for all reasonable out-of-pocket costs and expenses, legal or otherwise, incurred by the indemnified party or its affiliates in connection therewith, as such costs and expenses are incurred.

11.   Definitions.

      For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 11:

      "Accountants Receivable"--as defined in Section 3.9.

      "Affiliate"--as defined in the Securities Act.

      "Articles of Merger"--as defined in Section 1.2.

      "Balance Sheet Date"-- as defined in Section 3.5(c).

      "Business Day" -- any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law or regulation to be closed.

      "Buyer"--as defined in the first paragraph of this Agreement.

      "Buyer's Common Stock"--the common stock, $.01 par value per share, of Buyer.

      "Closing"--as defined in Section 1.1(b).

      "Closing Date"--the date and time as of which the Closing actually takes place.

      "Code"--as defined in Section 1.11.

      "Commission"--the United States Securities and Exchange Commission.

      "Company"--as defined in the first paragraph of this Agreement.

      "Company Common Stock"--the common stock, no par value per share, of Company.

      "Company Debt to Shareholders"--as defined in Section 3.5(d).

      "Company Development Tools"--as defined in Section 3.21(a).

      "Company Preferred Stock"--the preferred stock, no par value per share, of Company.

      "Company Shareholders"--the holders of Company Common Stock.

      "Company Shareholders Meeting"--the meeting of shareholders of Company for the consideration of the approval of this Agreement.

      "Contract"--any agreement, contract, trust, indenture, instrument, note, deed, lease, license, obligation, promise or undertaking (whether written or oral and whether express or implied) that is legally binding.

      "Damages"--as defined in Section 10.2(a).

      "Debt Exchange"--the exchange of ICC Shares for the Company Debt to Shareholders pursuant to Section 1.12.

      "Disclosure Schedule"--the disclosure schedule delivered by Majority Shareholders and Company to ICC and Buyer concurrently with the execution and delivery of this Agreement.

      "Dissenting Shareholders"--as defined in Section 1.8.

      "Effective Time"--as defined in Section 1.2.

      "Employee Benefit Plan"--as defined in Section 3.19(a).

      "Encumbrance"--any mortgage, charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind or nature, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

      "Environment"--soil, land surface or subsurface strata, surface waters, groundwaters, drinking water supply, stream sediments, ambient air, plant and animal life and any other environmental medium or natural resource.

      "Environmental, Health and Safety Liabilities"--any cost, damages, expense, liability, obligation or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law and consisting of or relating to: (a) any environmental, health or safety matter or condition (including on-site or off-site contamination, generation, handling and disposal of hazardous substances, occupational safety and health and regulation of chemical and hazardous substances or products); (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, litigation, including civil and criminal claims, demands and response, investigative, remedial, response or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law; (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment or other remediation or response actions required by applicable Environmental Law or Occupational Safety and Health Law and for any natural resource damages; or (d) any other compliance, corrective, investigative or remedial measures required under Environmental Law or Occupational Safety and Health Law. The terms "removal," "remedial" and "response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA").

      "Environmental Law"--any and all federal, state and local, civil and criminal laws, statutes, ordinances, orders, codes, rules, regulations, permits, policies, guidance documents, judgments, decrees and agreements with any Governmental Authority of or relating to the protection of health and the Environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, packaging, labeling or release of Hazardous Materials, including CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C ss. 6901 et seq.; the Clean Air Act, 42 U.S.C ss. 7401 et seq.; and the Occupational Safety and Health Act, 29 U.S.C ss. 651 et seq.; and the state analogues thereto and any common law doctrine, including negligence, nuisance, trespass, personal injury or property damage related or arising out of the presence, release or exposure to Hazardous Materials.

      "ERISA"--the Employee Retirement Income Security Act of 1974, as amended, or any successor law.
      "ERISA Affiliate"--as defined in Section 3.19(a).

      "Exchange Act"--the Securities Exchange Act of 1934, as amended, or any successor law.

      "Facilities"--any real property, leaseholds or other interests in real property currently or formerly owned, operated or used by Company and any buildings, plants, structures or equipment (including motor vehicles) currently or formerly owned or operated by Company.

      "Financial Statements"--as defined in Section 3.5(a).

      "Forms 8-K"--as defined in Section 4.4(a).

      "Form 10-K"--as defined in Section 4.4(a).

      "Forms 10-Q"--as defined in Section 4.4(a).

      "Fully Diluted Number of Shares"--the sum of (i) the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time and (ii) the total number of shares of Company Common Stock issuable upon the exercise or conversion of all options, warrants and other exercisable or convertible securities outstanding immediately prior to the Effective Time.

      "GAAP"--generally accepted United States accounting principles applied on a basis consistent with the basis on which the Financial Statements were prepared.

      "Governmental Authority"--any court, tribunal, authority, agency, commission, bureau, department, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, local, county, city or other political subdivision thereof.

      "Governmental Permit"--any license, franchise, permit or other authorization of any Governmental Authority.

      "Hazardous Activity"--the distribution, generation, handling, manufacturing, processing, production, release, storage, transportation, treatment, disposal or use of Hazardous Materials in, on, under, about or from the Facilities or any part thereof into the Environment, and any other act, business or operation that increases the danger or poses an unreasonable risk of harm to persons or property on or off the Facilities or that may affect the value of the Facilities or Company.

      "Hazardous Materials"--any waste or other substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law.

      "ICC"--as defined in the first paragraph of this Agreement.

      "ICC Common Stock"--the class A common stock, $.01 par value per share, of ICC.

      "ICC Common Stock Debt Number" -- the number obtained by dividing $1.365 into the amount of Company Debt to Shareholders outstanding at the close of business on the third Business Day prior to the Closing Date.

      "ICC Common Stock Equity Number" -- the number obtained by subtracting (a) the sum of (i) the ICC Common Stock Debt Number and (ii) the ICC Common Stock Legal Fees Number from (b) $1.365.

      "ICC Common Stock Legal Fees Number" -- the number obtained by dividing $1.365 into the amount of legal fees and expenses of counsel to Company in connection with the preparation, execution, delivery and performance of this Agreement outstanding at the close of business on the third Business Day prior to the Closing Date.

      "ICC Common Stock Issuance"--as defined in Section 6.6.

      "ICC SEC Reports"--as defined in Section 4.4(a).

      "ICC Shares"--the shares of ICC Common Stock to be issued to Company Shareholders in connection with the Merger and pursuant to the Debt Exchange.

      "Indemnified Persons"--as defined in Section 10.2(a).

      "Intellectual Property Assets"--as defined in Section 3.21(a).

      "Investor Questionnaire"--the questionnaire to be completed by each Company Shareholder in the from attached to this Agreement as Exhibit C.

      "Investor Representative"--means any of John Bell, John H. McDonald, Timothy J. O'Neill and John Simon

      "IRS"--the United States Internal Revenue Service or any successor agency and, to the extent relevant, the United States Department of the Treasury.

      "Liabilities"--any liability or other obligation of any kind or nature whatsoever, and whether absolute, accrued, contingent or otherwise, and whether known or unknown.

      "Majority Shareholder"--as defined in the first paragraph of this Agreement.

      "Majority Shareholder Basket"--as defined in Section 10.2(b).

      "Material Adverse Effect"--as defined in Section 3.7.

      "Merger"--as defined in Section 1.1(a).

      "Merger Statute"--as defined in Section 1.1(a).

      "New Certificates"--as defined in Section 1.9(a).

      "Occupational Safety and Health Law"--any legal or governmental requirement or obligation relating to safe and healthful working conditions or to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

      "Old Certificates"--as defined in Section 1.9(a).

      "Organizational Documents"--(a) the articles or certificate of incorporation and the bylaws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership;
(c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the certificate of formation and operating agreement of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (e) any amendment to any of the foregoing.

      "Pension Plan"--as defined in Section 3.19(e).

      "Person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Authority.

      "Private Placement Memorandum"--the memorandum prepared by ICC relating to the offering of the ICC Shares pursuant to the Merger and delivered to Company Shareholders prior to the Company Shareholders Meeting.

      "Proceeding"--as defined in Section 3.13.

      "Prospectus"--as defined in Section 4.4(a).

      "Registration Rights Undertaking"--the registration rights agreement of ICC in favor of Company Shareholders with respect to the registration under the Securities Act of the resale of the ICC Shares to be dated the Closing Date and substantially in the form of Exhibit D.

      "Resale Registration Statement"--as defined in the Registration Rights Undertaking.

      "Returns"--as defined in Section 3.8.

      "Rule 501"--Rule 501 of Regulation D under the Securities Act.

      "Securities Act"--the Securities Act of 1933, as amended, or any successor law.

      "Subsidiary"--of any Person is any corporation, joint venture, limited liability company, partnership, association or other business entity of which more than 20% of the total voting power of stock or other equity entitled to vote generally in the election of directors or managers thereof is owned or controlled, directly or indirectly, by such Person.

      "Surviving Corporation"--as defined in Section 1.1(a).

      "Taxes"--as defined in Section 3.8.

12.    General Provisions.

       12.1 Expenses. Each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, delivery and performance of this Agreement, including all fees and expenses of agents, representatives, counsel and accountants; provided, however, that ICC shall pay the fees and expenses of counsel to Company by issuing and delivering to such counsel at the Effective Time one or more certificates registered in the name of such counsel representing a number of shares of ICC Common Stock equal to the ICC Common Stock Legal Fees Number, against receipt from such counsel of an acknowledgment that its fees and expenses for services to Company have been paid in full.

       12.2 Public Announcements. Unless required by law or by the rules of the NASDAQ SmallCap Market, any public announcement or similar publicity with respect to this Agreement, the Merger or the other transactions contemplated hereby will be issued, if at all, at such time and in such manner as ICC determines with the concurrence of Company, which concurrence shall not be unreasonably withheld or delayed by Company. Unless disclosure is consented to by ICC in advance, Majority Shareholders and Company shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement, the Merger or the other transactions contemplated hereby to any Person. Majority Shareholders and ICC will consult with each other concerning the means by which Company's employees, customers and suppliers and others having dealings with Company will be informed of this Agreement, the Closing and the transactions contemplated by this Agreement, and representatives of ICC may at its option be present for any such communication.

       12.3 Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by fax (with written confirmation of receipt),

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

provided that a copy is mailed by registered mail, return receipt requested, or
(c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses or fax numbers set forth below (or to such other address, person's attention or fax number as a party may designate by notice to the other parties given in accordance with this Section 12.3):

              (a) If to ICC or Buyer:

                  Internet Commerce Corporation
                  805 Third Avenue
                  New York, NY 10022
                  Telecopier No.:  (212) 271-8580
                  Telephone No.:  (212) 271-7640
                  Attention:  Chief Financial Officer

              With a copy to:

                  Kramer Levin Naftalis & Frankel LLP
                  919 Third Avenue
                  New York, NY  10022
                  Telecopier No.:  (212) 715-8000
                  Telephone No.:  (212) 715-9288
                  Attention:  Peter S. Kolevzon, Esq.

              (b) If to Company:

                  Electronic Commerce Systems, Inc.
                  Suite 100
                  6801 Governors Lake Parkway
                  Norcross, GA  30071
                  Telecopier No.:  (678) 291-9610
                  Telephone No.:  (678) 533-8000
                  Attention:  Vickie A. Hill

              With a copy to:

                  Harkleroad & Hermance, PC
                  Suite 100
                  6801 Governors Lake Parkway
                  Norcross, GA  30071
                  Telecopier No.: (678) 291-9721
                  Telephone No.: (678) 533-9014
                  Attention:  Donald R. Harkleroad, Esq.

           (c) If to any Majority Shareholder, to the address or fax number and person's attention set forth on Schedule 12.3.

       12.4 Further Assurances. The parties agree upon request to each other to
(a) furnish such further information, (b) execute and deliver to each other such other documents and instruments, and (c) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and to put ICC in control of the operations of Company.

       12.5 Waiver. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege.

       12.6 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including any correspondence among ICC, Buyer, Company and any Majority Shareholder) and constitutes (along with the documents referred to in this Agreement) the entire agreement among the parties with respect to its subject matter; provided, however, that, for the avoidance of doubt, any existing agreements between Company and ICC relating to the purchase, sale or marketing of products and services and any agreements between or among Majority Shareholders shall remain in full force and effect and any agreements between or among Majority Shareholders, or any of them, and Company shall remain in full force and effect until the Effective Time. This Agreement may not be amended, and no provision hereof may be waived, except by a written agreement executed by the party to be charged with the amendment or waiver. To the extent permitted by the Merger Statute, this Agreement may be modified or amended after the approval hereof at the Company Shareholders Meeting.

       12.7 Assignments, Successors; No Third-Party Rights. No party may assign any of its rights under this Agreement without the prior written consent of the other parties except that ICC may assign any of its rights, but not its obligations, under this Agreement to any direct wholly owned Subsidiary of ICC. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties and their respective heirs and personal representatives. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement and the Persons contemplated by
Section 10 any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

       12.8 Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law. If the final judgment of a court of competent jurisdiction declares that any provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power, and is hereby directed, to reduce the scope, duration or area of the provision, to delete specific words or phrases and to replace any invalid or unenforceable provision with a provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable provision, and this Agreement shall be enforceable as so modified.

       12.9 Section Headings; Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. In this Agreement (a) words denoting the singular include the plural and vice versa, (b) "it" or "its" or words denoting any gender include all genders, (c) the word "including" shall mean "including without limitation," whether or not expressed, (d) any reference to a statute shall mean the statute and any regulations thereunder in force as of the date of this Agreement or the Closing Date, as applicable, unless otherwise expressly provided, (e) any reference herein to a Section, Schedule or Exhibit refers to a Section of or a Schedule or Exhibit to this Agreement, unless otherwise stated, (f) references to "hereby," "herein," "hereunder," "hereof" and like phrases shall refer to this Agreement as a whole and not to any specific provision hereof, and (g) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a business day, then the period shall end on the next day which is a business day. Each party acknowledges that he, she or it has been advised and represented by counsel in the negotiation, execution and delivery of this Agreement and accordingly agrees that if an ambiguity exists with respect to any provision of this Agreement, such provision shall not be construed against any party because such party or its representatives drafted such provision.

       12.10 Governing Law; Jurisdiction. This Agreement will be governed by the internal laws of the State of New York without regard to principles of conflict of laws, except that the Merger will be governed by the Merger Statute. In the event of any controversy or claim arising out of or relating to this Agreement or the breach or alleged breach hereof, each of the parties irrevocably (a) submits to the non-exclusive jurisdiction of the U.S. District Court for the Southern District of New York (or, if such court does not have jurisdiction, the courts of the State of New York located in New York County), (b) waives any objection which it may have at any time to the laying of venue of any Proceeding brought in any such court, (c) waives any claim that such Proceeding has been brought in an inconvenient forum or that there is a more convenient forum for such Proceeding and (d) agrees that service of any summons and complaint or other process in any such Proceeding may be made by ICC upon any Majority Shareholder by registered or certified mail directed to such Majority Shareholder as provided in Section 12.3, each Majority Shareholder hereby waiving personal service thereof, and that such service shall be deemed good, proper and effective service upon such party.

       12.11 Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts (which may be delivered by facsimile), each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                 [Signature page immediately follows this page]

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                    INTERNET COMMERCE CORPORATION


                                    By:   ______________________________
                                          Name:
                                          Title:


                                    ICC ACQUISITION CORPORATION, INC.


                                    By:   ______________________________
                                          Name:
                                          Title:


                                    ELECTRONIC COMMERCE SYSTEMS, INC.


                                    By:   ______________________________
                                          Name:
                                          Title:


                                    MAJORITY SHAREHOLDERS:

                                    THE BRISTOL COMPANY


                                    By:   ______________________________
                                          Name:
                                          Title:


                                          ______________________________
                                                  John Bell


                                          ______________________________
                                            Donald R. Harkleroad


                                          ______________________________
                                              John H. McDonald


                                          ______________________________
                                             Timothy J. O'Neill

                                                                       Exhibit A


                     [Opinion of Hackleroad & Hermance, PC]

         1. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, with the corporate power and authority to conduct its business as it has been conducted and to own, lease, operate and use the properties and assets that it does own, lease, operate or use. Company is not required to be qualified to do business as a foreign corporation in any jurisdiction.

         2. Company has the corporate power and authority to execute and deliver the Agreement, to consummate the Merger and to perform its other obligations under the Agreement. The Agreement has been duly authorized, approved and adopted by the unanimous vote of the Board of Directors of Company, duly executed and delivered by Company, duly approved by a majority of the Company Shareholders and constitutes the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms. The only vote required by Company Shareholders to approve the Agreement is the affirmative vote of a majority of the outstanding shares of Company Common Stock.

         3. Except as set forth in Section 3.2(b) of the Disclosure Schedule, neither the execution and delivery of the Agreement by Company, the performance by Company of any of its obligations under the Agreement nor the consummation by Company of the Merger or the other transactions contemplated by the Agreement will (with or without notice or lapse of time or both):

            (a) contravene, conflict with or result in a violation or breach of
(i) any provision of the Organizational Documents of Company, (ii) any resolution adopted by the board of directors (or any committee thereof) or the shareholders of Company, (iii) any legal requirement or any order of any Governmental Authority by which Company is bound or to which any of its properties or assets is subject, or (iv) any Governmental Permit held by Company; or

            (b) result in a breach of or constitute a default, give rise to a right of termination, cancellation or acceleration, create any entitlement in any third party to any payment or benefit, result in a loss of any benefit to Company, or require the consent, approval or authorization of or any notice to or filing with any Person, under any Contract by which Company is bound or to which any of its properties or assets is subject, or require the consent, approval or authorization of or any notice to or filing with any Governmental Authority to which Company or any of its properties or assets is subject, except, with respect to clauses (a)(iii) or (iv) or (b) of this paragraph 3, where any such contravention, conflict, violation, breach, default, termination right, cancellation or acceleration right, entitlement or loss of benefit could not reasonably be expected to have a Material Adverse Effect on Company or will not adversely affect the ability of Company to consummate the Merger or the other transactions contemplated by the Agreement.

         4. The authorized equity securities of Company consist only of 25,000,000 shares of Company Common Stock, of which 20,401,564 shares are issued and outstanding, and 5,000,000 shares of Company Preferred Stock, of which no shares are, or have ever been, issued or outstanding. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as listed and described in Section 3.3 of the Disclosure Schedule, to our knowledge, there are no issued or outstanding shares of Company Common Stock and no outstanding or unexercised warrants, options, agreements or understandings, convertible securities or other commitments (contingent or otherwise) pursuant to which Company is or may become obligated to issue any shares of its capital stock or other securities of Company or any securities with profit participation features or any stock appreciation rights or phantom stock plans.

         5. Except as listed and described in Section 3.3 of the Disclosure Schedule, to our knowledge, there are no voting trusts or other agreements or understandings to which Company is a party with respect to the transfer, voting or registration of the capital stock of Company, nor are there any Contracts relating to the issuance, sale or transfer of any equity securities or other securities of Company and no Person has any preemptive rights with respect to any security of Company.

         6. None of the outstanding equity securities or other securities of Company was issued in violation of the Securities Act or any other legal requirement.

         7. To our knowledge, Company does not have any Subsidiaries or own or have any Contract to acquire any equity securities or other securities of any Person or any, direct or indirect, equity or ownership interest in any other business, and Company is not a general partner of any partnership and has not entered into a joint venture with any other Person.

         8. To our knowledge, there is no pending or threatened claim, action, investigation, arbitration, litigation or other proceeding (a) that has been commenced by or against Company or that otherwise relates to or may affect the business of, or any of the properties or assets owned, leased or used by, Company; or (b) that challenges, or that is reasonably likely to have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by the Agreement.

         9. Upon the filing of the Articles of Merger with the Secretary of State of the State of Georgia, at the Effective Time, the Merger will be effective under the laws of the State of Georgia in accordance with the terms of the Agreement and Buyer will be merged with and into Company, which will then be a wholly-owned subsidiary of ICC.

                                                                       Exhibit B


                [Opinion of Kramer Levin Naftalis & Frankel LLP]

         1. Buyer is a corporation organized and in good standing under the laws of the State of Georgia. ICC is a corporation organized and in good standing under the laws of the State of Delaware. ICC is qualified to do business as a foreign corporation in the State of New York.

         2. Buyer has the corporate power and authority to execute and deliver the Agreement, to consummate the Merger and to perform its other obligations under the Agreement. ICC has the corporate power and authority to execute and deliver the Agreement and the Registration Rights Undertaking and to perform its obligations thereunder.

         3. The Agreement has been duly authorized, approved and adopted, executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

         4. The Agreement has been duly authorized, approved and adopted, executed and delivered by ICC and the Registration Rights Undertaking has been duly authorized, executed and delivered by ICC, and each constitutes the legal, valid and binding obligation of ICC, enforceable against ICC in accordance with its terms.

         5. Neither the execution and delivery of the Agreement by ICC or Buyer, the execution and delivery of the Registration Rights Undertaking by ICC, the performance by ICC or Buyer of any of its obligations under the Agreement or the performance by ICC of any of its obligations under the Registration Rights Undertaking nor the consummation of the Merger by Buyer or the other transactions contemplated by the Agreement or the Registration Rights Undertaking by ICC or Buyer, as the case may be, will (with or without notice or lapse of time or both) contravene, conflict with or result in a violation or breach of any provision of the Organizational Documents of ICC or Buyer, any resolution adopted by the board of directors (or any committee thereof) or the stockholders of ICC or the sole shareholder of Buyer, any legal requirement or any order by which ICC or Buyer is bound or to which any of their respective properties or assets is subject, or any Governmental Permit held by ICC or Buyer.

         6. The ICC Shares issuable as a result of the Merger have been duly authorized and, at the Effective Time, will be validly issued, fully paid and nonassessable and designated for quotation on The NASDAQ SmallCap Market.

         7. Except as set forth in Schedule 4.6 of the Agreement, to our knowledge, there is no pending or threatened Proceeding against ICC or Buyer that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by the Agreement.

                                                                       Exhibit C


                          INTERNET COMMERCE CORPORATION

                INVESTOR QUESTIONNAIRE AND REPRESENTATION LETTER

To be completed by:  ____________________________________
                        (Investor)

      This Investor Questionnaire and Representation Letter (this "Questionnaire") is being distributed to you (the "Investor") by Internet Commerce Corporation, a Delaware corporation (the "Issuer"), in connection with the proposed acquisition (the "Proposed Acquisition") by the Issuer, of Electronic Commerce Systems, Inc., a Georgia corporation ("ECS"), in exchange for, among other things, shares (the "Securities") of class A common stock, par value $0.01 per share, of the Issuer ("Common Stock").

      This Questionnaire is being distributed to the Investor to enable the Issuer to determine whether the Investor is qualified to receive Securities in connection with the Proposed Acquisition. To be qualified to receive any Securities, the Investor must either (i) be an "accredited investor" (as such term is defined in Rule 501(a) of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended (the "Act")), or (ii) have, either alone or with his or her purchaser representative or representatives, such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of owning the Common Stock.

      The Issuer will rely upon the accuracy and completeness of the information provided in this Questionnaire in establishing that the issuance of the Securities is exempt from the registration requirements of the Act. Accordingly, the Investor is obligated to read this questionnaire carefully and to answer the items contained herein completely and accurately. The Investor understands that this Questionnaire is merely a request for information and is not an offer to sell, a solicitation of an offer to buy, or a sale of the Common Stock. The Investor also understands that he or she may be required to furnish additional information.

      All information contained in this Questionnaire will be treated confidentially. No information will be disclosed except to the extent that (i) such disclosure is required by law or regulation or demanded by proper legal process or in litigation involving the Issuer, the Buyer or ECS, or (ii) the Issuer deems appropriate if called upon to establish that the issuance of the Securities is exempt from the registration requirements of the Act or meets the requirements of applicable state securities laws. Notwithstanding anything contained herein to the contrary, the Issuer may present this Questionnaire to the Issuer's legal, accounting and financial advisors.

      If this Questionnaire is being completed on behalf of individuals investing as joint tenants or tenants-in-common, it must be completed by the person making the investment decision on behalf of the joint tenants or tenants-in-common. If such joint tenants or tenants-in-common are not married or are each making the investment decision, a separate Questionnaire must be completed for each joint tenant or tenant-in-common.

      Unless instructed otherwise, the Investor should answer each question in this Questionnaire. When the answer to a particular question is "None" or "Not Applicable," please so state. If the Questionnaire does not provide sufficient space to answer a question, please attach a separate page to your executed Questionnaire that indicates which question is being answered thereon. Please type or print all information in ink.

      Persons having questions concerning any of the information requested in this Questionnaire should consult with their purchaser representative or representatives, lawyer, accountant or broker or may call Peter S. Kolevzon, Esq., counsel for the Issuer, at (212) 715-9100.

      One completed, signed and dated copy of the Questionnaire should be returned to:

                  Kramer, Levin, Naftalis & Frankel LLP
                  919 Third Avenue
                  New York, NY 10022
                  Attention:  Peter S. Kolevzon, Esq.

                          PART I - INDIVIDUAL INVESTORS
                          -----------------------------

1.    Personal Data
      -------------

      Name
           -------------------------------------------------------------------


      Address:   Residence:
                           ----------------------------------------------------
                           Street           City             State      Zip Code

                 Business:
                           ----------------------------------------------------
                           Street           City             State     Zip Code

      Mailing Address:_________________________________________________________
      (if different)       Street           City             State     Zip Code

      Telephone:  Residence:
                           -------------------------------

                  Business:
                           -------------------------------

      Facsimile:  Residence:
                            ------------------------------

                  Business:
                            ------------------------------

      E-Mail:     Residence:
                            ------------------------------

                  Business:
                            ------------------------------

      Age:__________

      Citizenship: _______________________________________________________

      U.S. Social Security or Taxpayer No.:

      Send all correspondence to (check one): Residence:________________________

Business: ______________________        Mailing Address:________________________


2.    Type of Ownership

      ______      Individual

      ______      Joint tenants with rights of survivorship

      ______      Tenants in common

      ______      Tenants by the entirety

      ______      Other (specify)_____________________________________________

                   PART II - INVESTORS WHO ARE NOT INDIVIDUALS
                   -------------------------------------------

1.    General Information
      -------------------

      Name of Entity:
                      --------------------------------------------------------

      Address of Principal Office:
                                   -------------------------------------------

      Type of Organization:

      _____       Corporation

      _____       Limited Partnership

      _____       General Partnership

      _____       Limited Liability Company

      _____       Trust (Revocable at sole option of grantor)

      _____       IRA Trust

      _____       Other Trust (specify)________________________________

      _____       Pension or profit sharing plan or trust.

      _____       Other (specify)_______________________________________________

      Date and Place of Organization:___________________________________________

2.    Business
      --------

      A brief description of the business conducted by the entity is as follows:

      -------------------------------------------------------------------------

      -------------------------------------------------------------------------

      Persons principally involved in making the decision on behalf of the entity to accept the Securities are listed below:

            Name                                           Title
            ----                                           -----

            ---------------------------------              --------------------

            ---------------------------------              --------------------

            ---------------------------------              --------------------

            ---------------------------------              --------------------


            Each person named above must complete a separate Part I of this Questionnaire.

                            PART III - ALL INVESTORS
                            ------------------------

The undersigned represents that:

      (a) It by itself, or together with its purchaser representative named below, has sufficient knowledge and experience in similar investments to evaluate the merits and risks of acquiring and owning the Securities.

      (b) I [have] [have not] appointed a purchaser representative. If appointed, the name, employer, (circle one) address and telephone number of my purchaser representative* is as follows:

            ------------------------------------------------------------------

            ------------------------------------------------------------------

            ------------------------------------------------------------------


            Purchaser Representative's Federal Tax ID Number________________

            Individual(s) authorized to execute documents on behalf of purchaser representative in connection with the investment:

            Name:
                  ------------------------------------------------------------
            Title:
                   -----------------------------------------------------------

            * If an Investor appoints a purchaser representative, such purchaser representative must complete a separate Questionnaire in the form attached hereto as Exhibit I.


                         PART IV - REGULATION D MATTERS
                         -------------------------------

          TO BE COMPLETED BY INVESTORS (BOTH INDIVIDUALS AND ENTITIES)

1. Please indicate with your initials or, if you are not a natural person, with an "X," if you qualify as an "accredited investor" pursuant to Regulation D promulgated under the Act as a result of your status as:

____      (1)  a bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other similar institution as defined in
               Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity;

____      (2)  a broker or dealer registered pursuant to Section 15 of the
               Securities Exchange Act of 1934, as amended;

____      (3)  an insurance company as defined in Section 2(a)(13) of the Act;

____      (4)  an investment company registered pursuant to the Investment
               Company Act of 1940, as amended (the "1940 Act");

____      (5)  a business development company as defined in Section 2(a)(48) of the 1940 Act;

____      (6)  a Small Business Investment Company licensed by the U.S. Small
               Business Administration under Section 301(c) or (d) of the Small
               Business Investment Act of 1958, as amended;

____      (7)  a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

____      (8)  an employee benefit plan within the meaning of the Employee
               Retirement Income Security Act of 1974, as amended ("ERISA")
               (whether or not subject to ERISA), if:

               (a) the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, or

               (b) the employee benefit plan has total assets in excess of $5,000,000, or

               (c) the employee benefit plan is a self-directed plan with investment decisions made solely by persons that are "accredited investors;"

____      (9)  a private business development company as defined in Section
               202(a)(22) of the Investment Advisers Act of 1940, as amended;

____      (10) an organization described in Section 501(c)(3) of the Internal
               Revenue Code of 1986, as amended (the "Code"), Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

____      (11) a director or executive officer of the Issuer;

____      (12) a natural person whose individual net worth (or joint net worth with his or her spouse) exceeds $1,000,000;

____      (13) a natural person who had an individual income in excess of
               $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

____      (14) any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose acquisition of the Securities is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; or

____      (15) an entity in which all of the equity owners are "accredited investors."

2. If you are a natural person, please provide the information requested below:

          (1)  Occupation:

               ---------------------------------------------------------------

          (2)  Name of Employer:

               ---------------------------------------------------------------

          (3) A brief description of your occupation and principal positions now and for the past five years is as follows:

               ---------------------------------------------------------------

               ---------------------------------------------------------------

          (4)  A brief description of your business experience is as follows:


               ---------------------------------------------------------------

               ---------------------------------------------------------------

          (5) A brief description of your university degrees or other qualifications, if any:

               ---------------------------------------------------------------

               ---------------------------------------------------------------

               ---------------------------------------------------------------

          (6) The undersigned [has] [has not] participated in other similar investments. (circle one)


3. If the undersigned Investor is a corporation, partnership or other entity, please check either (1) or (2):

____      (1)  it was not organized or reorganized for the purpose of acquiring and owning the Securities; or

____      (2)  it was organized or reorganized for the purpose of acquiring and owning the Securities, and the number of stockholders or partners, direct or indirect, of the undersigned (all of whom are "accredited investors") is .1


4. If the Investor is an accredited investor for the reason described in 1(8)(c) or 1(15) of this Part IV, a separate Questionnaire must be submitted for each stockholder or partner of the undersigned. If the subscriber is described in 3(2) of this Part IV, a separate Questionnaire must be submitted for each direct or indirect stockholder or equity owner of the undersigned.

--------------------------
1 For this calculation, if an entity was organized or reorganized for the purpose of acquiring and owning the Securities, each of such entity's investors must be treated as an indirect acquirer of the Securities.

In addition, if one of the entity's investors is another entity (the "higher-tier entity") which was organized or reorganized for the purpose of acquiring the Securities, each of the higher-tier entity's investors must be treated as an indirect investor in the undersigned and hence included in the blank above. This rule must be applied again until an individual or entity which was not so formed is reached.

For example, assume that (a) the undersigned is a partnership which was organized or reorganized for the purpose of acquiring the Securities, (b) the undersigned partnership has three partners, one of whom is a long-standing corporation, one of whom is an individual, and one of whom is a corporation ("Newcorp") formed for the purpose of acquiring the Securities, and (c) Newcorp has three stockholders. In this case the answer called for in (c)(2) above would be 5.

If one of Newcorp's stockholders is an entity which was organized or reorganized for the purpose of investing in Newcorp, the rule set forth above would be applied again until an individual or an entity which was not so formed is reached.

                     PART V - INVESTMENT COMPANY ACT MATTERS
                     ---------------------------------------

      The undersigned (i) is not an investment company registered under the 1940 Act or (ii) is an entity which would be defined as an investment company under
Section 3(a) of the 1940 Act, but for the exception provided from that definition by Section 3(c)(1) of the 1940 Act.

                  True              False
                        ------            -------

      Please indicate below whether the value of all securities the investor owns of all Private Investment Companies2 exceeds 10% of the value of the investor's total assets.

                  Yes               No
                        ------         ---------



                           PART VI - NASD AFFILIATION
                           --------------------------

      Are you affiliated directly or indirectly with a member broker-dealer firm of the National Association of Securities Dealers, Inc. as an employee, officer, director, partner or shareholder or as a relative or member of the same household of an employee, officer, director, partner or shareholder of an NASD member broker-dealer firm?

               Yes ____    No____

      If the answer is "yes" please state the nature of the affiliation.

              -------------------------------------------------------------

              -------------------------------------------------------------

              -------------------------------------------------------------

              -------------------------------------------------------------



------------------------
2 The term "Private Investment Company" means any "issuer" (as defined in the 1940 Act) which is excluded or would, but for the exception set forth in Section 3(c)(1)(A) of the 1940 Act, be excluded from the definition of "investment company" under the 1940 Act solely by virtue of Section 3(c)(1) of the 1940 Act.

                            PART VI - REPRESENTATIONS
                            -------------------------


The undersigned Investor hereby represents as follows:

     1. The undersigned Investor has had access to: (a) the Issuer's 2003 Annual Report to Stockholders for the most recent fiscal year, the definitive proxy statement on Schedule 14A filed in connection with that Annual Report, and, to the extent so requested by the undersigned in writing, a copy of the Issuer's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (b) the information contained in any reports or documents required to be filed by Issuer under sections 13(a), 14(a), 14(c) and 15(d) of the Exchange Act since the distribution or filing of the Annual Report specified in (a) above, and any material changes in the Issuer's affairs that are not disclosed in the documents furnished (collectively, the "SEC Reports").

     2. The undersigned Investor has been given the opportunity to ask questions of and obtain relevant documents from the Issuer concerning the terms and conditions of the issuance of the Common Stock. The Issuer has made available to the undersigned a list of all exhibits to the SEC Reports and informed the undersigned that copies thereof were available upon written request.

     3. The undersigned Investor has received and had access to all material and relevant information enabling the undersigned to make an informed decision on whether to acquire and own the Securities, and that all data the undersigned has requested has been furnished to it.

     4. To the extent the undersigned Investor is not an "accredited investor" by virtue of the fact that the undersigned did fall within any of the categories referenced in Part IV above, the undersigned has requested and received a brief description, in writing, of any material written information concerning the issuance of the Common Stock that has been provided by the Issuer to any "accredited investor" but not previously delivered to the undersigned.

     5. Any Securities that the undersigned Investor may acquire will be for the undersigned's own account for investment and not with any view to the distribution thereof, and the undersigned Investor will not sell, assign, transfer or otherwise dispose of any of the Securities, or any interest therein, in violation of the Act.

     6. The undersigned Investor has been advised by the Issuer on the limitation of resale of the Common Stock and understand that (i) any Securities the undersigned may acquire will not be registered under the Act and may not be sold or otherwise disposed of unless it is registered or sold or otherwise disposed of in a transaction that is exempt from such registration, and (ii) the certificates representing the Securities will bear appropriate legends restricting the transferability thereof.

     7. The undersigned understand that the Issuer will rely upon the completeness and accuracy of the responses to the questions in this Questionnaire in establishing that the issuance of the Securities are exempt from the registration requirements of the Act, and hereby affirms that all such responses are accurate and complete as of the date hereof and as of the date the undersigned acquires the Securities. The undersigned Investor hereby agrees to notify and supply corrective information promptly to the Issuer at c/o Kramer, Levin, Naftalis & Frankel LLP, 919 Third Avenue, New York, New York 10022, Attention: Peter S. Kolevzon, Esq., if any of such information is or becomes inaccurate or incomplete.

      IN WITNESS WHEREOF, the undersigned has executed this Investor Questionnaire and Representation Letter as of the date written below.



                                   INDIVIDUAL:



Date:   June __, 2004
                                    ------------------------------------------
                                    Name of Individual  (please type or print)

                                    ------------------------------------------
                                    (Signature of Individual)



                                    ENTITY:



Date:  June __, 2004                ------------------------------------------
                                    Name of Entity (please type or print)


                                    By:
                                       ---------------------------------------
                                       (Signature)

                                    ------------------------------------------
                                    Name and Title (please type or print)

                                                                       Exhibit I


                     PURCHASER REPRESENTATIVE QUESTIONNAIRE


Questionnaire to be completed by:
                                 -------------------------------------
                                 (Purchaser Representative)


Acknowledgement to be completed by:
                                   -----------------------------------
                                   (Investor)


      This Questionnaire and the attached Investor's Acknowledgement are being distributed to _____________ (the "Purchaser Representative") and __________________ (the "Investor") by Internet Commerce Corporation, a Delaware corporation (the "Issuer"), to enable the Issuer to determine whether the Purchaser Representative is qualified to act as a "purchaser representative" (as that term is defined in Rule 501(h) of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended (the "Act")) for the Investor in connection with such Investor's acquisition of shares of class A common stock, par value $0.01 per share, of the Issuer ("Common Stock"), pursuant to the proposed acquisition (the "Proposed Acquisition") by the Issuer, through ICC Acquisition Corporation, Inc., a Georgia corporation, of Electronic Commerce Systems, Inc., a Georgia corporation.

      The Issuer will rely upon the accuracy and completeness of the information provided on this Questionnaire and Investor's Acknowledgement in establishing that the contemplated transactions are exempt from the registration requirements of the Act.

      ACCORDINGLY, THE PURCHASER REPRESENTATIVE AND THE INVESTOR ARE OBLIGATED TO READ THIS QUESTIONNAIRE AND INVESTOR'S ACKNOWLEDGEMENT CAREFULLY AND TO ANSWER THE ITEMS CONTAINED THEREIN COMPLETELY AND ACCURATELY.

      The Purchaser Representative should answer each question on the Questionnaire. When the answer to a particular question is "None" or "Not Applicable," the Purchaser Representative should so state. The Investor should provide the information called for by the Investor's Acknowledgement. Upon completion, the Purchaser Representative should sign and date the Questionnaire and the Investor should sign and date the Investor's Acknowledgement. Persons requiring assistance to complete the Questionnaire or Investor's Acknowledgement should call Peter S. Kolevzon, counsel for the Issuer, at (212) 715-9100.

      One completed, signed and dated copy of the Questionnaire should be returned to:

                  Kramer, Levin, Naftalis & Frankel LLP
                  919 Third Avenue
                  New York, NY 10022
                  Attention:  Peter S. Kolevzon, Esq.

               PLEASE TYPE OR PRINT ALL INFORMATION IN BLACK INK.

1.   Please identify the Purchaser Representative:
                                                  ------------------------------

2.   Please identify the Investor:
                                  ----------------------------------------------

3. Please answer the following questions:

      (a) Is the Purchase Representative, an affiliate,1 director, officer or other employee of the Issuer, or beneficial owner of ten percent (10%) percent or more of any class of the equity securities or ten percent (10%) or more of the equity interest in the Issuer?

                         Yes            No
                  ------           ----

      If you answered, YES, is the Investor:

i. A relative of the Purchaser Representative by blood, marriage or adoption and not more remote than a first cousin?

                         Yes            No
                  ------           ----

ii. A trust or estate in which the Purchaser Representative and any persons related to him as specified in paragraph (i) or (iii) hereof collectively have more than fifty percent (50%) of the beneficial interest (excluding contingent interest) or of which the Purchaser Representative serves as trustee, executor or in any similar capacity?

                         Yes            No
                  ------            ----

iii. A corporation or other organization of which the Purchaser Representative and any persons related to him as specified in paragraph (i) or (ii) above collectively are the beneficial owners of more than fifty percent (50%) of the equity securities (excluding directors' qualifying shares) or equity interests?

                         Yes            No
                  ------            ----


---------------------
1 An affiliate of, or person affiliated with, a specified person shall mean a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

      (b) Does the Purchaser Representative have such knowledge and experience in financial and business matters such that the Purchase Representative is capable of evaluating, alone, or together with other Purchaser Representatives of the Investor, or together with the Investor, the merits and risks of the acquisition and ownership of the Common Stock?

                         Yes             No
                  ------            ----

      (c) Has the Investor acknowledged in writing, during the course of the transaction, that the Purchaser Representative is to be the Investor's Purchaser Representative in connection with evaluating the merits and risks of the acquisition and ownership of the Common Stock?

                         Yes             No
                  ------            ----

      (d) Has the Purchaser Representative disclosed to the Investor in writing a reasonable time prior to the issuance of the Common Stock to the Investor any material relationship between the Purchaser Representative, such Purchaser Representative's affiliates and the Issuer or its affiliates that then exists, that is mutually understood to be contemplated, or that has existed at any time during the previous two years, and any compensation received or to be received as a result of such relationship?

                         Yes             No
                  ------            ----

            If YES, please indicate below: (i) the date such information was provided in writing to the Investor; (ii) the nature of any material relationship between the Purchaser Representative or its affiliates and the Issuer or its affiliates that (A) currently exists, (B) is mutually understood to be contemplated, or (C) has existed at any time during the previous two years; and (C) any compensation that the Purchaser Representative or any of its affiliates has received or will receive as a result of any relationship described.

      ------------------------------------------------------------------------

      ------------------------------------------------------------------------

      ------------------------------------------------------------------------

      ------------------------------------------------------------------------

      ------------------------------------------------------------------------

      ------------------------------------------------------------------------

      ------------------------------------------------------------------------

      ------------------------------------------------------------------------

      ------------------------------------------------------------------------

      ------------------------------------------------------------------------

      ------------------------------------------------------------------------

4. Please describe the nature of the Purchaser Representative's business, indicating any special training or experience in financial or business matters which reflect an ability to evaluate the merits and risks of the of the acquisition and ownership of the Common Stock by the Investor:

      ------------------------------------------------------------------------

      ------------------------------------------------------------------------

      ------------------------------------------------------------------------

      ------------------------------------------------------------------------

      ------------------------------------------------------------------------

      ------------------------------------------------------------------------

5     Please indicate whether or not the Purchaser Representative is a registered investment adviser:

              Yes            No
       ------           ----

6. Please indicate whether the Purchaser Representative has considered and is in compliance with the registration and antifraud provisions relating to investment advisers under the Investment Advisers Act of 1940, and analogous state or local laws.

              Yes            No
       ------           ----

7. Please indicate whether or not the Purchaser Representative is a registered broker/dealer:

              Yes            No
       ------           ----

8. Please indicate whether or not the Purchaser Representative has considered and is in compliance with the registration and antifraud provisions relating to brokers and dealers under the Securities Exchange Act of 1934, as amended, and analogous state or local laws.

              Yes            No
       ------           ----

9. Please indicate whether or not the Purchaser Representative (or any affiliate, director, officer or employee thereof) is an affiliate, director, officer, employee or beneficial owner of ten percent (10%) or more of any class of the equity securities of the Issuer:

               Yes           No
       -------          ----


(If the answer to question number 9 is "yes" we will contact you for further information.)

      The undersigned Purchaser Representative acknowledges that the Issuer will rely on the accuracy and completeness of the Purchaser Representative's responses to the questions on this Questionnaire in establishing that the contemplated transactions are exempt from the registration requirements of the Act, and hereby affirms that all such responses are accurate and complete.



                                     INDIVIDUAL:



Date:   June __, 2004               ------------------------------------------
                                    Name of Individual (please type or print)


                                    ------------------------------------------
                                    (Signature of Individual)



                                    ENTITY:



Date:   June __, 2004              -------------------------------------------
                                    Name of Entity (please type or print)


                                    By:
                                      ----------------------------------------
                                      (Signature)

                                    ------------------------------------------
                                    Name and Title (please type or print)

                           INVESTOR'S ACKNOWLEDGEMENT

        The undersigned Investor hereby confirms to the Issuer that (i) such Investor has reviewed a completed copy of the attached Purchaser Representative Questionnaire, and (ii) the Purchaser Representative named thereon disclosed the information set forth in answer to Question 3(d) therein to such Investor, specifically in connection with such Purchaser Representative's acting as a purchaser representative for such Investor in its evaluation of the merits and risks of such Investor's acquisition and ownership of the Common Stock in connection with the Proposed Acquisition.

      The date this disclosure was made was: June __, 2004.

      The undersigned Investor hereby acknowledges to the Issuer that _____________ is its Purchaser Representative in connection with evaluating the merits and risks of the acquisition and ownership of the Common Stock.

      The undersigned Investor acknowledges that the Issuer will rely upon the completeness and accuracy of such Investor's statements in this acknowledgement in establishing that the contemplated transactions are exempt from the registration requirements of the Act and hereby affirms that such responses are accurate and complete.

                                    INDIVIDUAL:

Date:   June __, 2004
                                    -----------------------------------------
                                    Name of Individual  (please type or print)


                                    -----------------------------------------
                                    (Signature of Individual)

                                    ENTITY:

Date:   June __, 2004
                                    -----------------------------------------
                                    Name of Entity (please type or print)


                                    By:
                                       --------------------------------------
                                        (Signature)


                                    -----------------------------------------
                                    Name and Title (please type or print)

                                                                       Exhibit D


                         REGISTRATION RIGHTS UNDERTAKING


            This Registration Rights Undertaking is made and entered into as of June __, 2004, by Internet Commerce Corporation, a Delaware corporation (the "Company"), in favor of the shareholders (the "Shareholders") of Electronic Commerce Systems, Inc., a Georgia corporation ("ECS"), set forth in Section 3.3 of the Disclosure Schedule to the Merger Agreement (as defined in the next paragraph).

            WHEREAS, the Company, ICC Acquisition Corporation, Inc., a Georgia corporation, all of whose capital stock is owned directly by the Company, ECS and the Persons listed on the signature pages thereto have entered into an Agreement and Plan of Merger dated as of May 24, 2004 (the "Merger Agreement") whereby the Company will acquire ECS by merger (the "Merger") and will issue the Registrable Securities to the Shareholders;

            NOW, THEREFORE, in consideration of the premises and covenants and obligations hereinafter set forth, and to induce ECS and the Shareholders to consummate the Merger, the Company, intending to be legally bound, hereby agrees as follows.

            Section 1. Definitions. As used in this Undertaking, the following terms shall have the following meanings:

            "Affiliate" of any Person means any other Person who either, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, the term "control" (including the terms "controlling" "controlled by" and under "common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "Business Day" shall mean any day which is not a Saturday or Sunday or legal holiday on which banks are authorized or required to be closed in New York, New York.

            "Common Stock" shall mean the Class A Common Stock, par value $.01 per share, of the Company.

            "Delay Notice" shall have the meaning set forth in Section 6(b) hereof.

            "Material Development Condition" shall have the meaning set forth in
Section 6(b) hereof.

            "Merger Agreement" shall have the meaning set forth in the recitals to this Undertaking.

            "Merger Registration" shall have the meaning set forth in Section 3(a) hereof.

            "Merger Registration Period" shall have the meaning set forth in
Section 3(a) hereof.

            "Other Holders" shall have the meaning set forth in Section 3(b) hereof.

            "Person" shall mean an individual, partnership, corporation, limited liability company, joint venture, trust or unincorporated organization or a government or agency or political subdivision thereof or any other similar entity.

            "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference in such prospectus.

            "Registrable Securities" shall mean the shares of Common Stock issued to the Shareholders by the Company pursuant to the Merger Agreement and any other securities issued or issuable as a result of or in connection with any stock dividend, stock split or reverse stock split, combination, recapitalization, reclassification, merger or consolidation, exchange or distribution or otherwise in respect of such Common Stock.

            "Registration Expenses" shall have the meaning set forth in Section 7 hereof.

            "Registration Statement" shall mean any registration statement which covers any of the Registrable Securities pursuant to the provisions of this Undertaking, including the Prospectus included therein, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits thereto and all material incorporated by reference in such Registration Statement.

            "Requesting Securityholder" shall have the meaning set forth in
Section 4 hereof.

            "Restricted Securities" shall have the meaning set forth in Section 2 hereof.

            "Rule 144" shall mean Rule 144 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

            "Rule 903" shall mean Rule 903 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

            "Rule 904" shall mean Rule 904 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

            "SEC" shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

            "Securities Act" shall mean the Securities Act of 1933, as amended (or any similar successor federal statute), and the rules and regulations of the SEC thereunder, as the same are in effect from time to time.

            "Underwritten Offering" shall mean an offering registered under the Securities Act in which securities of the Company are sold to an underwriter on a firm commitment basis for reoffering to the public.

            Other capitalized terms not defined herein shall have the meaning given such terms in the Merger Agreement.

            Section 2. Securities Subject to this Undertaking. The securities entitled to the benefits of this Undertaking are the Registrable Securities but, with respect to any particular Registrable Security, only so long as such security continues to be a Restricted Security. A Registrable Security that has ceased to be a Registrable Security cannot thereafter become a Registrable Security. As used herein, a Restricted Security is a Registrable Security which has not been effectively registered under the Securities Act and distributed in accordance with an effective Registration Statement and which has not been distributed by the Shareholders pursuant to Rule 144, Rule 903 or Rule 904, unless, in the case of a Registrable Security distributed pursuant to Rule 903 or 904, any applicable restricted period has not expired or the SEC or its staff have taken the position in a published release, ruling or no-action letter that securities distributed under Rule 903 or 904 are ineligible for resale in the United States under Section 4(1) of the Securities Act notwithstanding expiration of the applicable restricted period.

            Section 3. Merger Registrations.

            (a) Merger Registration. The Company shall use its commercially reasonable efforts (i) to file no later than the later of (x) the earlier of (i) ten (10) Business Days after the completion of the audited financial statements of the Company for the year ended December 31, 2003, and the execution of the auditors report with respect thereto, and (ii) seventy-five (75) days after the Effective Time of the Merger, and (y) ten (10) Business Days after the Company receives all information from the Shareholders which it deems reasonably necessary to file (provided the Company requests such information in writing not more than thirty (30) days after the Effective Time of the Merger), and use its reasonable commercial efforts to cause to become effective within one hundred and twenty (120) days after filing, a Registration Statement on Form S-3 (or any successor form) covering the resale of all of the Registrable Securities, and
(ii) to cause such Registration Statement to remain effective for the period (the "Merger Registration Period") ending on the earlier of (x) one year after the Effective Time of the Merger, and (y) the date on which all Registrable Securities covered by such Registration Statement have been sold and the distribution contemplated thereby has been completed (the "Merger Registration").

            (b) Inclusion of Other Securities. The Company and any other holder of the Company's securities who has registration rights ("Other Holders") may include its securities in the Merger Registration effected pursuant to this
Section 3; provided, however, that if any managing underwriter of any such Merger Registration which is an Underwritten Offering advises the Shareholders that the total number of securities which the Shareholders and the Company or such Other Holders propose to include in such registration is sufficiently large to adversely affect the success of such Underwritten Offering, then the number of securities to be offered for the account of the Company or any Other Holders shall be reduced pro rata, based upon the aggregate number of securities to be offered by the Company and the Other Holders, to the extent necessary before the number of Registrable Securities offered by the Shareholders is so reduced.

            Section 4. Piggyback Registration. If the Company at any time proposes to file a registration statement with respect to its Common Stock, whether (i) for its own account (other than a registration statement on Forms S-4 or S-8 (or any successor or substantially similar form), and other than in connection with (A) an employee stock option, stock purchase or compensation plan or securities issued or issuable pursuant to any such plan, (B) a dividend reinvestment plan, or (C) a "shelf" registration pursuant to Rule 415 under the Securities Act) or (ii) for the account of an Other Holder or Other Holders that have a right to request such registration (a "Requesting Securityholder"), then the Company shall in each case give written notice of such proposed filing to the Shareholders at least ten (10) Business Days before the anticipated filing date of any such registration statement by the Company, and such notice shall offer to the Shareholders the opportunity to have any or all of the Registrable Securities held by the Shareholders included in such registration statement. If the Shareholders desire to have their Registrable Securities registered under this Section 4 they shall so advise the Company in writing within ten (10) Business Days after the date of receipt of such notice (which requests shall set forth the amount of Registrable Securities for which registration is requested), and the Company shall use its commercially reasonable efforts to include in such Registration Statement all such Registrable Securities so requested to be included therein. Notwithstanding the foregoing, if any managing underwriter of any such proposed public offering that is an Underwritten Offering advises the Company that the total number of securities which the Company, the Requesting Securityholders, the Shareholders and any other Persons intended to be included in such proposed Underwritten Offering is sufficiently large to adversely affect the success of such proposed public offering, then the number of securities to be offered for the accounts of the Shareholders and all other Persons (other than the Company and the Requesting Securityholders) shall be reduced pro rata, based upon the aggregate number of securities to be offered for the accounts of the Shareholders and all Other Persons (other than the Company and the Requesting Securityholders), to the extent necessary to reduce the total number of securities to be included in such proposed Underwritten Offering to the number recommended by such managing underwriter before the number of securities offered by the Company or any Requesting Securityholder is so reduced. Anything to the contrary in this Undertaking notwithstanding, the Company may withdraw or postpone a Registration Statement referred to in this Section 4 at any time before it becomes effective or withdraw, postpone or terminate the offering after it becomes effective without any obligation or liability to any Shareholder.

            Section 5. Registration Procedures.

            (a) General. In connection with the Company's registration obligations pursuant to Section 3 and, to the extent applicable, Section 4 hereof, the Company will:

                (i) prepare and file with the SEC a new Registration Statement or such amendments and post-effective amendments to an existing Registration Statement as may be necessary to keep such Registration Statement effective for the Merger Registration Period, provided that no Registration Statement shall be required to remain in effect after all Registrable Securities covered by such Registration Statement have been sold and distributed as contemplated by such Registration Statement or otherwise, and provided, further, that as soon as reasonably practicable, but in no event later than five (5) Business Days before filing such Registration Statement, the Company shall furnish to the Shareholders and each managing underwriter, if any, copies of all such documents proposed to be filed, which documents shall be subject to the review of Shareholders and each managing underwriter and their respective counsel;

                (ii) notify the Shareholders and each managing underwriter, if any, and their respective counsel, promptly (1) when a new Registration Statement, Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any new Registration Statement or post-effective amendment, when it has become effective, (2) of any request by the SEC for amendments or supplements to any Registration Statement or Prospectus or for additional information, (3) of the issuance by the SEC of any comments with respect to any Registration Statement, (4) of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, (5) of any suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (6) if there is a misstatement or omission of a material fact in any Registration Statement, Prospectus or any document incorporated therein by reference or if any event occurs which requires the making of any changes in any Registration Statement, Prospectus or any document incorporated therein by reference in order to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading;

                (iii) if reasonably requested by any managing underwriter or the Shareholders, promptly incorporate in a Prospectus supplement or post-effective amendment such information as any managing underwriter and the Shareholders agree should be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the aggregate number of shares of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such Prospectus supplement or post-effective amendment;

                (iv) furnish to the Shareholders and each managing underwriter, if any, and their respective counsel, without charge, as many conformed copies as may reasonably be requested of the then effective Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                (v) deliver to the Shareholders and each managing underwriters, if any, and their respective counsel, without charge, as many copies of the then effective Prospectus (including each prospectus subject to completion) and any amendments or supplements thereto as such Persons may reasonably request;

                (vi) use commercially reasonable efforts to register or qualify or cooperate with the Shareholders, each managing underwriter, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Shareholders or any managing underwriter reasonably requests in writing; provided, however, that the Company will not be required to (1) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, but for this paragraph (vi),
      (2) subject itself to general taxation in any such jurisdiction or (3) file a general consent to service of process in any such jurisdiction;

                (vii) cooperate with the Shareholders and each managing underwriter, if any, and their respective counsel to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as any managing underwriter may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters;

                (viii) otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the SEC relating to such registration and the distribution of the securities being offered and make generally available to its securities holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act;

                (ix) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.;

                (x) in the event of any Underwritten Offering, enter into and perform its obligations under a customary underwriting agreement with the managing underwriter of such Underwritten Offering; and

                (xi) upon reasonable notice and during normal business hours, provide reasonable access to the Company's personnel and auditors for the purpose of permitting the Shareholders to conduct due diligence in connection with any such Registration Statement.

            As a condition precedent to the participation in any registration hereunder, the Company may require the Shareholders as to which any such registration is being effected to furnish to the Company such information regarding such Shareholders and the distribution of Registrable Securities as the Company may from time to time reasonably request to comply with the applicable provisions of the Securities Act.

            (b) Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(a)(ii) hereof, or upon receipt of a Delay Notice, the Shareholders will forthwith discontinue disposition of Registrable Securities pursuant to the then current Prospectus until (1) the Shareholders are advised in writing by the Company that a new Registration Statement covering the offer of Registrable Securities has become effective under the Securities Act or (2) the Shareholders receive copies of any required supplemented or amended Prospectus, or until the Shareholders are advised in writing by the Company that the use of the Prospectus may be resumed; provided, however, that the Company shall use its commercially reasonable efforts to cure any such misstatement, omission or event that is applicable to the Registration Statement as soon as reasonably practicable after delivery of such notice pursuant to clause (6) of Section 5(a)(ii) hereof. If so directed by the Company, on the happening of such event, the Shareholders will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in the Shareholders' possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

            Section 6. Holdback Agreements.

            (a) Hold-Back Election. In the case of the registration of any primary Underwritten Offering initiated by the Company (other than any registration by the Company on Form S-4 or Form S-8 (or any successor or substantially similar form), and other than in connection with (A) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan or (B) a dividend reinvestment plan) or any secondary Underwritten Offering initiated at the request of a Requesting Securityholder, the Shareholders agree that if they are requested to do so by any managing underwriter, then the Shareholders shall not effect any sale or distribution of securities of the Company, or options warrants, puts or calls with respect to securities of the Company, except as part of such Underwritten Offering, during the period beginning ten (10) days prior to the closing date of such Underwritten Offering and ending ninety (90) days after such closing date (or such longer period as may be reasonably requested by the Company or by such managing underwriter).

            (b) Material Development Condition. With respect to any Registration Statement filed or to be filed pursuant to Section 3 hereof, if the Company determines that, in its good faith judgment, it would (because of the existence of, or in reasonable anticipation of, any acquisition or corporate reorganization or other transaction, financing activity, stock repurchase or other material development involving the Company or any subsidiary, or the unavailability for reasons beyond the Company's control of any required financial statements, or any other event or condition of similar significance to the Company or any subsidiary) be materially disadvantageous (a "Material Development Condition") to the Company to proceed with such Registration Statement, then the Company shall, notwithstanding any other provisions of this Undertaking, be entitled, upon the giving of a written notice that a Material Development Condition has occurred (a "Delay Notice") from an officer of the Company to Donald R. Harkleroad, as the Representative of the Shareholders, (i) to cause sales of Registrable Securities by the Shareholders pursuant to such Registration Statement to cease, (ii) to cause such Registration Statement to be withdrawn and the effectiveness of such Registration Statement terminated, or
(iii) in the event no such Registration Statement has yet been filed or declared effective, to delay filing or effectiveness of any such Registration Statement until, in the good faith judgment of the Company, such Material Development Condition shall be disclosed or no longer exists (notice of which the Company shall promptly deliver to Donald R. Harkleroad, as the Representative of the Shareholders). Notwithstanding the foregoing provisions of this Section 6(b),
(1) in no event may such cessation or delay be, for each such Registration Statement, for a period of more than one hundred and twenty (120) consecutive days from the giving of its Delay Notice to the Shareholders with respect to such Material Development Condition, as above provided; and (2) in the event a Registration Statement is filed and subsequently withdrawn by reason of any existing or anticipated Material Development Condition as provided above, the Company shall cause a new Registration Statement covering the Registrable Securities to be filed with the Commission as soon as reasonably practicable after such Material Development Condition ceases to exist or, if sooner, as soon as practicable after the expiration of such one hundred and twenty (120) day period.

            Section 7. Registration Expenses. All expenses incident to the Company's performance of or compliance with this Undertaking, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications or registrations (or the obtaining of exemptions therefrom) of the Registrable Securities), printing expenses (including expenses of printing Prospectuses), messenger and delivery expenses, fees and disbursements of its counsel and its independent certified public accountants, securities acts liability insurance (if the Company elects to obtain such insurance), fees and expenses of any special experts retained by the Company in connection with any registration hereunder and fees and expenses of other Persons retained by the Company (all such expenses being referred to as "Registration Expenses"), shall be borne by the Company; provided, that Registration Expenses shall not include any fees and expenses of counsel for the Shareholders, out-of-pocket expenses incurred by the Shareholders and underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities.

            Section 8. Indemnification.

            (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, but without duplication, the Shareholders, their officers, directors, stockholders, partners, members, employees, advisors and agents, and each Person who controls the Shareholders (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses) resulting from any untrue statement of a material fact in, or any omission of a material fact required to be stated in, any Registration Statement or Prospectus or necessary to make the statements therein (including any such statements or omissions incorporated by reference therein) (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the Shareholders or any underwriters for use therein. The Company will also indemnify underwriters participating in the distribution, their officers, directors, employees, partners and agents, and each Person who controls such underwriters (within the meaning of the Securities Act), to the same extent as provided above with respect to the indemnification of the Shareholders, if so requested, provided that the underwriters indemnify the Company to the same extent as the Shareholders do pursuant to Section 8(b) hereof with respect to information provided to the Company by such underwriters.

            (b) Indemnification by the Shareholders. In connection with any Registration Statement in which the Shareholders are participating, the Shareholders will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and agrees to indemnify and hold harmless, severally and not jointly, to the full extent permitted by law, but without duplication, the Company, its officers, directors, stockholders, employees, advisors and agents, and each Person who controls the Company (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses) resulting from any untrue statement of material fact in, or any omission of a material fact required to be stated in, the Registration Statement or Prospectus or necessary to make the statements therein (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading to the extent that such untrue statement or omission is caused by or contained in any information or affidavit so furnished in writing by the Shareholders to the Company. The Company and the other persons described above shall be entitled to receive indemnities from underwriters participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons for inclusion in any Prospectus or Registration Statement. The Shareholders shall not be required to provide indemnification or contribution hereunder in excess of an amount equal to the net proceeds to the Shareholders from the disposition of the Registrable Securities disposed of by the Shareholders pursuant to such Registration Statement.

            (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying Person of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying Person to assume the defense of such claim with counsel of such indemnifying Person's choice; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in (but not control) the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified Person unless (A) the indemnifying Person shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to the indemnified Person in a timely manner or (B) in the reasonable judgment of any such indemnified Person, based upon a written opinion of its counsel, a conflict of interest may exist between such indemnified Person and the indemnifying Person with respect to such claim (in which case, if the indemnified Person notifies the indemnifying Person in writing that such indemnified Person elects to employ separate counsel at the expense of the indemnifying Person, the indemnifying Person shall not have the right to assume the defense of such claim on behalf of such indemnified Person, provided such separate counsel is reasonably satisfactory to the indemnifying Person). The indemnifying Person will not be subject to any liability for any settlement made without its consent. No indemnified Person will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified Person of a release from all liability in respect of such claim or litigation. An indemnifying Person who is not entitled to, or elects not to, assume the defense of the claim will not be obligated to pay the fees and expenses of more than one counsel (except one
(1) local counsel if required in a specific instance) for all Persons indemnified by such indemnifying Person with respect to such claim.

            (d) Contribution. If for any reason the indemnification provided for in Section 8(a) or Section 8(b) hereof is unavailable to an indemnified Person or is insufficient to hold it harmless as contemplated by Section 8(a) and
Section 8(b) hereof, then the indemnifying Person shall contribute to the amount paid or payable by the indemnified Person as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying Person and the indemnified Person, but also the relative fault of the indemnifying Person and the indemnified Person, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue statement or the omission relates to information supplied by the indemnifying Person or Persons, on the one hand, or the indemnified Person or Persons, on the other hand, and their relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentations.

            (e) Notwithstanding the foregoing, to the extent that the indemnification and contribution provisions contained in any underwriting agreement entered into in connection with any Underwritten Offering conflict with the foregoing, the provisions of such underwriting agreement shall control.

            Section 9. Participation in Underwritten Registrations. The Shareholders may not participate in any Underwritten Offering of the Registrable Securities hereunder unless they (i) agree to sell the Registrable Securities included therein on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) complete and execute all questionnaires, powers of attorney, custody arrangements, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Nothing in this Section 9 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein. The Company may designate the managing underwriter of the Merger Registration, subject to the consent of a majority of the Shareholders which shall not be unreasonably withheld or delayed.

            Section 10. Amendments and Waivers. The provisions of this Undertaking, including the provisions of this Section 10, may only be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may only be given, if such amendment, modification or waiver is in writing and duly executed by the Company and the Shareholder to be bound thereby; provided, however, that if a majority in interest of the Shareholders agree thereto, such amendment, modification or waiver shall be binding upon and enforceable against all of the Shareholders and their respective successors and assigns. No waiver of any provision of this Undertaking shall constitute a waiver of any other provision of this Undertaking and no waiver on one occasion shall constitute a waiver on any future occasion with respect to the same or any other provision of this Undertaking.

            Section 11. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or air-courier guaranteeing overnight delivery:

                (a) If to the Shareholders, at the most current address given by the Shareholders to the Company, in accordance with the provisions of this
      Section 11, which addresses (including facsimile number) initially are set forth next to each Shareholder's signature on Schedule I to this Undertaking.

                (b) If to the Representative, initially at Suite 100, 6801 Governors Lake Parkway, Norcross, Georgia 30071, facsimile No.: (678) 291-9721, and thereafter at such other address or facsimile number as may be designated from time to time by notice given in accordance with the provisions of this Section 11, in each case with a copy to the

      Shareholders, provided that any defect in the mailing of any such notice to any Shareholder, or the failure of any Shareholder to receive any such notice, shall not affect the validity or effectiveness of any notice given to the Representative.

                (c) If to the Company, initially at 805 Third Avenue, New York, NY 10022, attention: Walter M. Psztur, Chief Financial Officer, facsimile
      No.: (212) 271-8580, and thereafter at such other address, person's attention or facsimile number as may be designated from time to time by notice given in accordance with the provisions of this Section 11, with copies to Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York 10022, attention: Peter S. Kolevzon, Esq., facsimile No.: (212) 715-8000.

                (d) All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery, facsimile, telecopier or telegram, on the date of such delivery, (ii) in the case of air courier, on the Business Day after the date when sent and
      (iii) in the case of mailing, on the third (3rd) Business Day following such mailing.

         Section 12. Headings. The headings in this Undertaking are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         Section 13. Governing Law. THIS UNDERTAKING SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF THE CONFLICT OF LAWS THEREOF.

         Section 14. Jurisdiction; Forum; Waiver of Trial by Jury. The Company and each Shareholder consent and submit to the jurisdiction of any state court sitting in the County of New York or federal court sitting in the Southern District of the State of New York in connection with any dispute arising out of or relating to this Undertaking. The Company and each Shareholder waive any objection to the laying of venue in such courts and any claim that any such action has been brought in an inconvenient forum. To the extent permitted by law, any judgment in respect of a dispute arising out of or relating to this Undertaking may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of such judgment being conclusive evidence of the fact and amount of such judgment. The Company and each Shareholder agree that personal service of process may be effected by any of the means specified in Section 11 hereof, addressed to such Person. The foregoing shall not limit the rights of the Company or any Shareholder to serve process in any other manner permitted by law. THE COMPANY AND EACH SHAREHOLDER IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS UNDERTAKING.

         Section 15. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.


         Section 16. Successors and Assigns; No Third Party Beneficiaries. This Undertaking shall inure to the benefit of and be binding upon the Company and each Shareholder. Except as otherwise expressly provided in Section 8 hereof, this Undertaking shall not confer any rights or remedies upon any Person other than the Company and each Shareholder and their respective heirs, personal representatives, legatees, successors and permitted assigns.

         Section 17. Entire Agreement. This Undertaking is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Undertaking supersedes all prior agreements and understandings, whether written or oral, between or among the Company and the Shareholders with respect to such subject matter.

         Section 18. Shareholder Consent. By accepting receipt of Registrable Securities pursuant to the Merger Agreement, each Shareholder consents to and agrees to be bound by each of the foregoing provisions of this Undertaking and covenants and agrees to perform all of the obligations of the Shareholders set forth herein.

         Section 19. Agreement of the Shareholders; Appointment of Representative. Each of the Shareholders, by accepting certificates for ICC Shares as a result of the Merger, hereby agrees to be bound by the terms, provisions and agreements contained in the foregoing undertaking and hereby appoints Donald R. Harkleroad as its Representative hereunder.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

       IN WITNESS WHEREOF, the Company has executed this Registration Rights Undertaking for the benefit of the Shareholders as of the date first written above.



                                    INTERNET COMMERCE CORPORATION


                                    By:
                                       ------------------------------
                                       Name:
                                       Title: